Exhibit 10.9

DEVELOPMENT AUTHORITY OF JENKINS COUNTY

(a public body corporate and politic, as Lessor)

and

CARBO CERAMICS INC.

(a Delaware corporation, as Lessee)

LEASE AGREEMENT

Dated as of November 1, 2012

THE RIGHTS AND INTEREST OF THE DEVELOPMENT AUTHORITY OF JENKINS COUNTY IN THE PROJECT LEASED HEREUNDER, THIS LEASE AGREEMENT AND CERTAIN REVENUES AND RECEIPTS DERIVED HEREUNDER, EXCEPT FOR CERTAIN UNASSIGNED RIGHTS, AS DEFINED HEREIN, HAVE BEEN ASSIGNED AND PLEDGED AS SECURITY FOR THE $255,000,000 MAXIMUM PRINCIPAL AMOUNT DEVELOPMENT AUTHORITY OF JENKINS COUNTY TAXABLE INDUSTRIAL DEVELOPMENT REVENUE BOND (CARBO CERAMICS INC. PROJECT), SERIES 2012, AS PROVIDED IN THE DEED TO SECURE DEBT, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT, OF EVEN DATE HEREWITH, BETWEEN THE DEVELOPMENT AUTHORITY OF JENKINS COUNTY AND CARBO CERAMICS INC. AND SUCCESSOR HOLDERS OF SUCH BOND.

TABLE OF CONTENTS

(This Table of Contents is not a part of this Lease

Agreement and is only for convenience of reference.)

i

ARTICLE VI MAINTENANCE, TAXES, INSURANCE AND EMINENT DOMAIN		19
Section 6.1.	Maintenance of Project	19
Section 6.2.	Removal of Fixtures or Equipment	19
Section 6.3.	Taxes, Other Governmental Charges, and Utility Charges	20
Section 6.4.	Insurance Required	21
Section 6.5.	Application of Net Proceeds of Insurance	22
Section 6.6.	Advances by the Issuer or the Holder	22
Section 6.7.	Eminent Domain	22

ARTICLE VII DAMAGE, DESTRUCTION, AND CONDEMNATION		23
Section 7.1.	Election to Repair, Restore or Replace	23
Section 7.2.	Election Not to Repair, Restore or Replace	23

ARTICLE VIII ADDITIONAL COVENANTS; ADDITIONAL BONDS		23
Section 8.1.	No Warranty of Condition or Suitability by the Issuer	23
Section 8.2.	Access to the Project and Records	24
Section 8.3.	Good Standing in the State	24
Section 8.4.	Indemnity	24
Section 8.5.	Licenses and Permits	25
Section 8.6.	Compliance with Laws	25
Section 8.7.	Granting and Release of Easements	26

ARTICLE IX ASSIGNMENT, SUBLEASING, ENCUMBERING, AND SELLING; REDEMPTION; RENT PREPAYMENTS AND ABATEMENT; INSTALLATION OF COMPANY’S OWN MACHINERY AND EQUIPMENT		26
Section 9.1.	Assignment and Subleasing	26
Section 9.2.	Provisions Relating to Sale, Encumbrance, or Conveyance of the Project by the Issuer	29
Section 9.3.	Leasehold Mortgages	30
Section 9.4.	Redemption of Bond	33
Section 9.5.	Prepayment of Rents	34
Section 9.6.	Company Entitled to Certain Rent Abatements if Bond Paid Prior to Maturity	34
Section 9.7.	Installation of Other Machinery and Rented Equipment	34
Section 9.8.	Reference to Bond Ineffective After Bond Paid	34

ARTICLE X EVENTS OF DEFAULT AND REMEDIES		35
Section 10.1.	Events of Default Defined	35
Section 10.2.	Remedies on Default	36
Section 10.3.	Remedies Not Exclusive	36
Section 10.4.	Company to Pay Fees and Expenses	37
Section 10.5.	Waiver of Events of Default	37

ii

iii

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”), dated as of November 1, 2012, is by and between the DEVELOPMENT AUTHORITY OF JENKINS COUNTY (the “Issuer”), a public body corporate and politic created and existing under the laws of the State of Georgia, party of the first part, and CARBO CERAMICS INC. (the “Company”), a Delaware corporation, party of the second part.

W I T N E S S E T H:

WHEREAS, the Issuer is a development authority and public body corporate and politic duly created by the Development Authorities Law of the State of Georgia, O.C.G.A. § 36-62-1, et seq. (the “Act”), the area of operation of which is Jenkins County (the “County”); and

WHEREAS, the Act provides that the Issuer is created for the public purposes of promoting industry, trade, commerce and employment opportunities in the County and is authorized by the Act to exercise the powers granted by the Act, including, but not limited to, the power to issue its revenue bonds to finance “projects” (as defined in the Act) to be located in the County which shall be operated and used by private sector persons, firms or corporations in their trades and businesses; the Issuer’s revenue bonds are to be issued and validated under and in accordance with the applicable provisions of the Revenue Bond Law of the State of Georgia (O.C.G.A. § 36-82-60 et seq.), as heretofore and hereafter amended, and other applicable provisions of law; and

WHEREAS, the Act further authorizes and empowers the Issuer: (i) to lease any such project at a rental which, together with other revenues which may be pledged for such purpose, shall be sufficient to pay debt service on such revenue bonds and to pay all other expenses which the Issuer may incur in connection with the undertaking; (ii) to pledge, mortgage, convey, assign, hypothecate or otherwise encumber such projects and the revenues therefrom as security for the Issuer’s revenue bonds; and (iii) to do any and all acts and things necessary or convenient to accomplish the purpose and powers of the Issuer; and

WHEREAS, it is desirable for the Issuer: (i) to issue and sell its Taxable Industrial Development Revenue Bond (CARBO Ceramics Inc. Project), Series 2012 (the “Bond”), having a maximum principal amount not to exceed $255,000,000 (the “Maximum Principal Amount”); (ii) to acquire the Project (as defined below); and (iii) to lease the Project to the Company under this Lease for use as a manufacturing facility in the County; and

WHEREAS, pursuant to the Bond Resolution (as defined below) adopted by the Issuer, authorizing the issuance and sale of the Bond to the Company, as both the “Purchaser” and the initial “Bondholder,” the execution of this Lease and the other Issuer Documents (identified in the Bond Resolution) relating to the Bond, the Issuer is pledging to the payment of the Bond the Pledged Security (as defined in the Bond Resolution).

NOW, THEREFORE, in consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows, provided that, in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not constitute a general obligation of the Issuer but shall be payable solely out of the Pledged Security for the Bond, and the Bond shall not constitute a general obligation of the Issuer nor constitute an indebtedness or general obligation of the State of Georgia or any other agency or political subdivision of the State of Georgia, within the meaning of any constitutional or statutory provision whatsoever:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions. Certain capitalized words and terms used in this Lease are defined in the text hereof or in the Bond Resolution. In addition to the words and terms defined elsewhere herein and in the Bond Resolution, the following words and terms are defined terms under this Lease:

“Additional Rent” means the amounts payable by the Company, described in Section 5.3(b) of this Lease.

“Additions or Alterations” means modifications, upgrades, alterations, additions, enlargements, or expansions to property comprising the Project.

“Affiliate” means a Person which is controlled by the Company or its corporate successor, which controls the Company or its successor, or which is under common control with the Company or its successor (direct or indirect ownership of more than fifty percent (50%) of the voting power constituting “control” of a Person for such purpose).

“Authorized Company Representative” means any officer or official of the Company who executes this Lease and any other person at the time designated to act on behalf of the Company by written certificate furnished to the Issuer, the Holder and the Custodian, containing the specimen signature of such person and signed on behalf of the Company by an officer or official of the Company; more than one person may be designated as an Authorized Company Representative.

“Authorized Issuer Representative” means any officer or official of the Issuer who executes this Lease and any other person at the time designated to act on behalf of the Issuer by written certificate furnished to the Company, the Holder and the Custodian, containing the specimen signature of such person and signed on behalf of the Issuer by the Chairman, or other officer of the Issuer; more than one person may be designated as an Authorized Issuer Representative.

“Basic Rent” means the rent payable by the Company to the Issuer, described under the subheading “Basic Rent” in Section 5.3(a) of this Lease.

“Bond Documents” means the documents, the forms of which are attached to the Bond Resolution as Exhibits B through E thereto.

“Bond Purchase Loan Agreement” means the Bond Purchase Loan Agreement, dated as of the Document Date, between the Issuer and the Company (in its capacities as the lessee hereunder and as the Purchaser), in substantially the form attached to the Bond Resolution, as it may hereafter be amended in accordance with the provisions of the Bond Resolution.

“Bond Resolution” means the resolution adopted by the Issuer, as it may hereafter be amended in accordance with the terms thereof, providing the terms and provisions under which the Bond will be issued and pursuant to which the Pledged Security is assigned and pledged as security for the payment of the principal of, premium, if any, and interest on the Bond; the term “Bond Resolution” shall include any resolution supplemental or amendatory thereto.

“Business Day” means a day which is not a Saturday, Sunday, a legal holiday, or any other day on which banking institutions are authorized to be closed in the State.

“Company” means CARBO Ceramics Inc., a Delaware corporation, and any successor lessee under this Lease.

“Company Documents” means those of the Bond Documents to which the Company is a party signatory.

“Corporate Successor” and “corporate successor” mean any corporation or limited liability company into which the Company may merge, any corporation or limited liability company resulting from a consolidation to which the Company is a party or any corporation or limited liability company to which the Company transfers its interest under this Lease, and also includes any Corporate Successor (as above defined, but substituting “corporate successor” for “Company”) of a Corporate Successor.

“Costs of the Project” means those aggregate costs and expenses paid or incurred in connection with the acquisition, construction, equipping and financing of the Project and permitted by the Act (including, without limitation, those costs and expenses more particularly described in O.C.G.A. § 36-62-2), the Bond Resolution and Section 4.4 hereof to be paid or reimbursed from proceeds of the Bond.

“Custodian” means the Company or any other Person that is serving from time to time as Custodian of the Funds.

“Debt Service” and “debt service” mean, as to the Bond, the principal of, interest on and redemption amount, if any, payable on the Bond.

“Debt Service Payment Date” means, as to the Bond, any Principal Payment Date or Interest Payment Date and any date on which the Bond is to be redeemed, in whole or in part, and includes any special Debt Service Payment Date established as provided in the Bond Resolution.

“Default Interest Rate” means, as to the Bond, as to delinquent payments of Basic Rent under this Lease and the Debt Service on the Bond, the Stated Interest Rate, and, as to delinquent payments of Additional Rent under this Lease, means the lesser of the Prime Rate plus 300 basis points or the maximum rate allowed by law.

“Document Date” means the date of this Lease.

“Economic Development Agreement” means the Economic Development Agreement, dated as of the Document Date, between the Issuer, the Company, the City of Millen, Georgia, and the County, in substantially the form attached to the Bond Resolution as Exhibit E, as it may hereafter be amended in accordance with Article IX of this Bond Resolution.

“Environmental Laws” means all federal, state, and local laws, rules, regulations, ordinances, programs, permits, guidance, orders, and consent decrees relating to health, safety, and environmental matters, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, state and federal superlien and environmental cleanup programs and laws, and U.S. Department of Transportation regulations.

“Event of Default” means, when used with respect to this Lease, the events specified in Section 10.1 of this Lease, and when used with reference to any other instrument, any “Event of Default, “event of default,” “Default,” or “default” (as such term is defined in such other instrument).

“Governing Body” means, as to the Issuer, the members of the Issuer acting as its board of directors.

“Government Obligations” means any direct and general obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of Treasury of the United States of America) or obligations the payment of the principal of and interest on which when due are fully and unconditionally guaranteed by the United States of America.

“Holder” and “Bondholder” mean the Person in whose name the Bond is registered on the registration books of the Issuer and, as stated in Section 4.2 of this Lease, initially means the Purchaser.

“Interest Payment Date” means the first November 1 following the issue date of the Bond and November 1 of every year thereafter to and including the Maturity Date of the Bond, unless the Bond is earlier retired in full by redemption.

“Issuer Documents” means those of the Bond Documents to which the Issuer is to be a party signatory.

“Leased Equipment” means any building fixtures and building equipment that the Company elects to include in the Project from time to time, located on the Leased Land or in the Leased Improvements, and that is included as part of the collateral securing the $255,000,000 Maximum Principal Amount Development Authority of Jenkins County Taxable Industrial Development Revenue Bond (CARBO Ceramics Inc. Project), Series 2012.

“Leased Improvements” means the improvements to the Leased Land and all Additions or Alterations, replacements and substitutions for any portion thereof, from time to time located on the Leased Land.

“Leased Land” means the land described in Exhibit A attached hereto.

“Leasehold Interest” means the interest of the Lessee under this Lease.

“Leasehold Mortgage” means any leasehold mortgage or leasehold deed to secure debt pursuant to which the Company pledges its Leasehold Interest to a Lender.

“Leasehold Mortgagee” means a holder of a Leasehold Mortgage.

“Lease Term” means the term of this Lease as specified in Section 5.1 hereof.

“Lender” means any financial institution which has advanced credit to the Company with respect to the Project, including, without limitation, any Leasehold Mortgagee and the holder of any deed to secure debt, mortgage, security agreement or similar document that encumbers the Project.

“Loan Documents” means the loan documents with respect to the Company’s Leasehold Mortgage or a Superior Security Document.

“Net Proceeds” means, when used with respect to any proceeds of casualty insurance received with respect to any damage or destruction of the Project, proceeds of sale or any eminent domain award (or proceeds of sale in lieu of a taking by eminent domain) or with respect to any other recovery on a contractual claim or claim for damage to or for taking of the Project, or any part thereof, the gross proceeds from such insurance, eminent domain award, sale or recovery with respect to which that term is used remaining after payment of all costs and expenses (including attorneys’ fees and reimbursable expenses) incurred in the collection of such gross proceeds

“Permitted Encumbrances” means, as of any particular time, (a) liens for ad valorem taxes and special assessments not then delinquent or which are being contested in good faith by the Company, (b) the Bond Documents, (c) utility, access and other easements, licenses, rights-of-way, restrictions, reservations and exceptions which, according to the certificate of an authorized officer of the Company, will not materially interfere with or impair the operations being conducted at the Project (or, if no operations are being conducted therein, the operations for which the Project was designed or last modified), (d) unfiled and inchoate mechanics’, materialmen’s or other similar liens for construction work in progress, (e) mechanics’, laborers’, materialmen’s, suppliers’ and vendors’ liens or other similar liens in connection with the construction or equipping of the Project or the acquisition, construction and installation of any renovations or additions thereto, (f) such defects, irregularities, encumbrances, easements, rights-of-way and clouds on title as do not, in the aggregate, and in the opinion of the Company, materially impair the property affected thereby for the purpose for which it was acquired or is held by the Authority, (g) the rights of sublessees and other tenants having an interest in all or any portion of the Project, (h) any Leasehold Mortgage, and (i) any Superior Encumbrances. In no event may any Permitted Encumbrances impose any obligations or liabilities upon the Issuer.

“Person” means a natural person, business organization, public body, or legal entity.

“Phase” means each Phase of the Project described on Exhibit B attached hereto.

“Project” means the Leased Land, the Leased Improvements and the Leased Equipment, as the same shall exist from time to time.

“Security Document” means the Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement, dated as of the Document Date, between the Issuer and the Purchaser, its successors and assigns, in substantially the form attached to the Bond Resolution, as it may hereafter be amended in accordance with the Bond Resolution, securing the Bond.

“State” means the State of Georgia.

“Superior Encumbrances” means all encumbrances and title exceptions on the Project in existence at the time of recording of the Security Document relating to the Project and any encumbrances created by any Superior Security Document.

“Superior Security Document” means any deed to secure debt, mortgage, security agreement and/or assignment of leases and rents or similar instrument or instruments in which the Issuer (at the request of the Company), assigns, transfers, pledges or otherwise grants a security interest in the Issuer’s ownership interest in the Project to a Lender; the Issuer may be a grantor or debtor thereunder, but the Issuer’s obligations thereunder shall be non-recourse, except that recourse may be had against the Issuer’s interest in the collateral pledged under such instrument. Any Leasehold Mortgage that is combined with or incorporated into a security instrument described in this definition shall likewise be deemed a Superior Security Document.

“Unassigned Rights” means all of the rights of the Issuer (i) to receive reimbursements and payments pursuant to Sections 5.3(b)(i) and 10.4 hereof, (ii) to receive notices under or pursuant to any provision of this Lease or the Bond Resolution, (iii) certain consensual and enforcement rights pursuant to Sections 5.6, 6.3, 6.4, 8.6 and 10.2 hereof and (iv) to be indemnified as provided in Sections 6.6 and 8.4 of this Lease.

Section 1.2. Construction of Certain Terms. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, the following rules of construction shall apply:

(1) the use of the masculine, feminine, or neuter gender is for convenience only and shall be deemed and construed to include correlative words of the masculine, feminine, or neuter gender, as appropriate;

(2) “this Lease” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more leases supplemental to this Lease and entered into pursuant to the applicable provisions hereof;

(3) all references in this instrument to designated “Articles,” “Sections,” and other subdivisions are to the designated articles, sections, and other subdivisions of this instrument;

(4) the words “herein, “hereof,” and “hereunder” and other words of similar import refer to this Lease as a whole and not to any particular article, section, or other subdivision;

(5) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular; and

(6) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, on and as of the date of this Lease.

Section 1.3. Table of Contents; Titles and Headings. The table of contents, the titles of the articles, and the headings of the sections of this Lease are solely for convenience of reference, are not a part of this Lease, and shall not be deemed to affect the meaning, construction, or effect of any of its provisions.

Section 1.4. Contents of Certificates or Opinions. Every certificate or written opinion delivered by any director or official of the Issuer or the Company with respect to the compliance by the Issuer or the Company with any condition or covenant provided for in this Lease shall be delivered only after the person or persons signing the same has made such examination or investigation as is necessary to enable him, her or them to express an informed opinion as to whether or not such covenant or condition has been complied with. Any such certificate or opinion made or given by any director or official of the Issuer or the Company, insofar as it relates to legal or accounting matters, may be made or given in reliance upon an opinion of counsel or a letter of such accountant. Any such opinion of counsel or accountant’s letter may be based (insofar as it relates to factual matters with respect to information which is in the possession of a director or an official of the Issuer, the Company or any third party) upon the certificate or opinion of, or representations by such director or official of the Issuer, the Company or such third party on whom such counsel or accountant may reasonably rely, unless such counsel or such accountant knows that the certificate or opinion or representations with respect to the matters upon which his legal opinion or accountant’s letter may be based, as aforesaid, is erroneous or in the exercise of reasonable care should have known that the same was erroneous. The same director or official of the Issuer, the Company or third party, or the same counsel or accountant, as the case may be, need not certify or opine to all of the matters required to be certified or opined under any provision of this Lease, but different directors, officials, counsel, or accountants may certify or opine to different matters, respectively.

ARTICLE II

REPRESENTATIONS AND UNDERTAKINGS

Section 2.1. Representations by the Issuer. The Issuer makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a) Creation and Authority. The Issuer is a public body corporate and politic duly created and validly existing under the laws of the State. The Issuer has all requisite power and authority under the Act and the laws of the State (i) to issue the Bond, (ii) to acquire the Project and to lease the same to the Company, and (iii) to enter into, perform its obligations under, and exercise its rights under the Issuer Documents.

(b) Findings. After careful study and investigation of the nature of the Project, the Issuer has determined that the Project constitutes a “project” as defined in the Act and that the Project will encourage and promote the expansion and development of industrial facilities in the County so as to relieve, insofar as possible, unemployment in the County. The Issuer has further determined that the undertaking for which the Bond is to be issued is expected to preserve or increase employment in the County and that the issuance of the Bond to finance the Project and the leasing of the Project to the Company will be in the public interest of the inhabitants of the County and of the State, that the Project and the use thereof will further the public purposes of the Act for which the Issuer was created, and that the Project and the Bond will be economically feasible.

(c) Pending Litigation. There are no actions, suits, proceedings, inquiries, or investigations pending or, to the knowledge of the Issuer, after making due inquiry with respect thereto, threatened against or affecting the Issuer in any court or by or before any governmental authority or arbitration board or tribunal, which may have a material adverse effect on the transactions contemplated by the Issuer Documents or which, in any way, would have a material adverse effect on the validity or enforceability of the Bond, the Bond Resolution, this Lease, or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby, nor is the Issuer aware of any facts or circumstances presently existing which would form the basis for any such actions, suits, proceedings, inquiries, or investigations.

(d) Issue, Sale, and Other Transactions Are Legal and Authorized. The issue and sale of the Bond, the execution and delivery by the Issuer of the Issuer Documents, and the adoption by the Issuer of the Bond Resolution and the compliance by the Issuer with all of the provisions of each thereof (i) are within the purposes, powers, and authority of the Issuer, (ii) have been done in full compliance with the provisions of the Act and have been approved by the Governing Body of the Issuer, and (iii) the Bond and the Issuer Documents have been duly authorized by all necessary action on the part of the Issuer, have been duly executed, are legal and valid and do not conflict with or constitute on the part of the Issuer a violation of or a breach of or a default under, or result in the creation or imposition of any lien, charge, restriction, or encumbrance upon any property of the Issuer under the provisions of, any charter instrument, bylaw, indenture, mortgage, deed to secure debt, security agreement, pledge, note, lease, loan, or installment sale agreement, contract, or other agreement or instrument to which the Issuer is a party or by which the Issuer or its properties are otherwise subject or bound, or any license, judgment, decree, law, statute, order, writ, injunction, demand, rule, or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties.

(e) Governmental Consents. Neither the nature of the Issuer nor any of its activities or properties, nor any relationship between the Issuer and any other Person, nor any circumstance in connection with the offer, issue, sale, or delivery of the Bond is such as to require the consent, approval, permission, order, license, or authorization of, or the filing, registration, or qualification with, any governmental authority on the part of the Issuer in connection with the execution, delivery, and performance of the Issuer Documents, the adoption of the Bond Resolution, the consummation of any transaction therein contemplated, or the offer, issue, sale, or delivery of the Bond, except as shall have been obtained or made and as are in full force and effect.

(f) No Defaults. To the knowledge of the Issuer, no event has occurred and no condition exists which would constitute an Event of Default (as such term is used in the various Issuer Documents) or which, with the lapse of time or with the giving of notice or both, would become an Event of Default under any of the Issuer Documents. To the knowledge of the Issuer, the Issuer is not in default or violation in any material respect under the Act or under any charter instrument, bylaw, or other agreement or instrument to which it is a party or by which it may be bound.

(g) No Prior Pledge. Neither the Project, this Lease, nor any of the payments or amounts to be received by the Issuer hereunder have been or will be mortgaged, pledged, or hypothecated by the Issuer in any manner or for any purpose or have been or will be the subject of a grant of a security interest by the Issuer other than (i) as security for the payment of the Bond, as provided in the Bond Resolution and the Security Document, or (ii) with the prior written consent of the Company, any Lender and the Holder, as may be provided in a Superior Security Document.

(h) Disclosure. The representations of the Issuer contained in the Issuer Documents and any certificate, document, written statement or other instrument furnished to the Company by or on behalf of the Issuer in connection with the transactions contemplated thereby are true and correct.

(i) Compliance with Conditions Precedent to the Issuance of the Bond. All acts, conditions, and things required to exist, happen, and be performed precedent to and in the execution and delivery by the Issuer of the Bond do exist, have happened, and have been performed in due time, form, and manner as required by law; the issuance of the Bond, together with all other obligations of the Issuer, do not exceed or violate any constitutional or statutory limitation.

Section 2.2. Representations by the Company. The Company makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a) Organization and Power. The Company is a corporation duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware, and is authorized to do business in the State, and has all requisite power and authority to lease the Project from the Issuer and to enter into and perform its obligations and exercise its rights under the Company Documents.

(b) Agreements Are Legal and Authorized. The Company Documents, the consummation of the transactions therein contemplated, and the fulfillment of or the compliance with all of the provisions thereof (i) are within the power, legal right, and authority of the Company, (ii) have been duly authorized by all necessary and appropriate action on the part of the Company, (iii) have been duly executed and delivered on the part of the Company, (iv) are legal, valid and binding as to the Company, subject to bankruptcy, moratorium and other equitable principles, and (v) will not conflict with or constitute on the part of the Company a violation of, or a breach of or a default under, any charter instrument, bylaw, indenture, mortgage, deed to secure debt, security agreement, pledge, note, lease, loan, installment sale agreement, contract, or other agreement or instrument to which the Company is a party or by which the Company or its properties are otherwise subject or bound which would have a material adverse impact on the Company’s ability to perform its obligations hereunder, or any judgment, order, writ, injunction, decree, or demand of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties.

(c) No Defaults. No event has occurred and no condition exists that would constitute an Event of Default (as such term is used in the various Company Documents) by the Company or which, with the lapse of time or with the giving of notice or both, would become an Event of Default by the Company thereunder.

(d) Disclosure. The representations of the Company contained in the Company Documents and any certificate, document, written statement, or other instrument furnished by or on behalf of the Company to the Issuer or Purchaser in connection with the transactions contemplated hereby are true and correct.

(e) Inducement. The issuance of the Bond by the Issuer for the benefit of the Company has been an inducement to the Company to facilitate the construction of the Project, lease the Project from the Issuer, and thereby to promote and expand for the public good and welfare industry and trade within the County and reduce unemployment.

ARTICLE III

LEASING CLAUSE; SECURITY; TITLE

Section 3.1. Lease of the Project. The Issuer, as lessor, hereby leases to the Company, as lessee, and the Company hereby leases from the Issuer, the Project, in accordance with the provisions of this Lease. This Lease shall become effective on execution and delivery, whereupon the Company shall have possession of the Project, and the Term of this Lease and the Leasehold Interest (an “estate for years”) shall commence. The Issuer hereby agrees that third parties shall be entitled to rely on the authorization and appointment set forth in this paragraph. Nothing in this Lease shall be construed to require or permit the Issuer to operate the Project.

Section 3.2. Security for Payments Under the Bond. As security for the payment of the Bond, the Issuer has adopted the Bond Resolution, under the terms of which the Issuer shall execute and deliver to the Purchaser the Security Document, in which the Issuer shall grant unto the Purchaser, its successors and assigns, security title to the Project and shall assign unto the Purchaser, its successors and assigns, all of the right, title, interest, and remedies of the Issuer in, to, and under this Lease (except the Unassigned Rights), together with all rents, revenues, and amounts to be received by the Issuer hereunder (except for amounts the Issuer shall be entitled to receive and retain on account of being included in such Unassigned Rights), as security for, among other things, the payment of the Bond. The Company hereby agrees that its obligations to pay Basic Rent under this Lease shall be absolute and shall not be subject to any defense, except payment, or to any right of set off, counterclaim, or recoupment arising out of any breach by the Issuer of any obligation to the Company, whether hereunder or otherwise, or arising out of any indebtedness or liability at any time owing to the Company by the Issuer; provided, however, the Company shall not be obligated to pay Basic Rent if for any reason the Company is prevented or prohibited from receiving Debt Service during a period when the Company is also the Holder. Notwithstanding anything to the contrary herein, the Issuer and the Company agree that all payments of Basic Rent required to be made by the Company under this Lease shall be paid directly or credited against the Debt Service due to the Holder as provided in the Bond Resolution and the applicable Bond Documents; provided, however, if the Bond is owned by the Company, the Company shall not be obligated to make any Debt Service payments, but instead may treat such payments and receipt of the principal of and interest on the Bond as being off-set for accounting and all other purposes. The Company further agrees that all payments of rent required to be made under this Lease to the Issuer (except as otherwise provided herein in the case of Additional Rent) shall be paid directly to the Holder. The Holder shall have all rights and remedies herein accorded to the Issuer (except for Unassigned Rights), and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Purchaser or if the Bond shall have been transferred to a successor Holder, shall be deemed to include such successor Holder and the Purchaser or successor Holder shall be deemed to be and is a third-party beneficiary of the representations, covenants, and agreements of the Company in favor of the Issuer herein contained (except for covenants and agreements pertaining to the Unassigned Rights).

Section 3.3. Warranties and Covenants of Issuer as to Title. The Issuer hereby accepts ownership of and title to the Project. The Issuer disclaims any interest in any items of equipment and related personal property that are neither transferred to the Issuer in consideration of the issuance of the Bond nor Additions or Alterations or replacements or substitutions therefor. The Issuer warrants and covenants that, except for this Lease and the Security Document, the Issuer shall not otherwise encumber the Project or any part thereof, without the prior written consent of the Company, the Holder and any Lender (if any is known to the Issuer). At the request of the Company, the Issuer covenants to take all acts necessary to defend its title to the Project, provided that the cost of such action is paid for in advance by the Company, or the Issuer is indemnified for such costs by the Company to the Issuer’s satisfaction. The Issuer agrees that it will do no act (except as permitted by Sections 9.2 and 9.3 hereof) to impair such title. The Issuer makes no warranty as to the design, suitability, condition or fitness for purpose of the Project.

Section 3.4. Warranties and Covenants of Company as to Title. The Company shall take such actions as are necessary to cause title to the Project to vest in the Issuer subject to the Permitted Encumbrances. The Company further covenants to pay all costs and expenses which are necessary to defend the title of the Issuer to the Project, and will do no act that will impair such title without the prior consent of the Bondholder.

Section 3.5. Acknowledgement of Subordination. Notwithstanding anything contained herein, and except as may be expressly set forth in a separate agreement among the Issuer, the Company and the Lender secured by such Superior Security Document, this Lease is subject and subordinate in all respects to any Superior Security Document, to all other liens granted by the

Company to the holder of any such Superior Security Document with respect to or in connection with the indebtedness secured by such Superior Security Document, and to all modifications, extensions, refinancings (where such liens continue), or renewals of such lien.

ARTICLE IV

ACQUISITION AND INSTALLATION OF THE PROJECT;

ISSUANCE OF THE BOND; FUNDS

Section 4.1. Agreement to Acquire and Install the Project. Simultaneously with the issuance and sale of the Bond, the Issuer will acquire title to the Project as it exists on such date of issuance. Items of used equipment, as well as new equipment, may be included in the Project, provided such equipment is part of the collateral for the $255,000,000 Maximum Principal Amount Development Authority of Jenkins County Taxable Industrial Development Revenue Bond (CARBO Ceramics Inc. Project), Series 2012. The Company will thereafter complete the acquisition, construction and equipping of Phase I of the Project as described on Exhibit B attached hereto. The Company may, using its own funds, pay any of the Costs of the Project, and acquire any property which is to be a part of the Project in its own name, for the purpose of the later transfer of such property by the Company to the Issuer pursuant hereto. The Company is not authorized to and will not obligate the Issuer for any of the costs of completing the Project. The Company may make changes in the Project, so long as such changes do not cause the Project to be unsuitable for its intended purpose or to fail to constitute a “project” under the Act or to violate any applicable provisions of law. Any contracts for the construction of any improvements that are a part of the Project shall be let by the Company as a principal, and not as agent of the Issuer. The Issuer and the Company acknowledge and agree that the Project may be undertaken in phases as described on Exhibit B hereto. The Company is committed to complete Phase I as described on Exhibit B and shall have the right, but not be obligated to, undertake and complete any of the additional Phases of the Project as described on Exhibit B. If the Company decides to undertake any additional Project Phase, it shall provide the pertinent “Activation Notice” as described in the Economic Development Agreement.

Section 4.2. Agreement to Issue the Bond. The Issuer, contemporaneously with the delivery of this Lease, is issuing the Bond to the Purchaser.

Section 4.3. Application of Proceeds. Any cash proceeds of the Bond shall be used to pay or reimburse Costs of the Project and issuance costs of the Bond.

Section 4.4. Draws under the Bond Purchase Loan Agreement. In Section 4.9 below, the Issuer has authorized the Company to act as its agent for the purpose of requesting advances under the Bond Purchase Loan Agreement to pay or reimburse the Costs of the Project in one or more disbursements, upon the submission by the Company to the Purchaser of a disbursement request in the form attached to the Bond Purchase Loan Agreement. Such disbursement requests must be signed by an Authorized Company Representative. It is agreed that advances under the Bond Purchase Loan Agreement may be made by the Purchaser transferring to the Issuer, at the Purchaser’s cost, items of property that are to be a part of the Project, and in such case the same shall be treated as a receipt by the Project Fund of an amount equal to such Costs of the Project and a disbursement of such amount to the Purchaser in payment of the purchase price of such property.

The Bond may be issued in exchange for the Project as it then exists. An amount equal to the Costs of the Project theretofore incurred and any issuance costs of the Bond that the Company elects to include in the initial request for advance under the Bond Purchase Loan Agreement shall be submitted to the Purchaser and the amount thereof shall be the initial Principal Balance of the Bond. Thereafter, the Company, as agent for the Issuer under Section 4.9 below, may request additional advances under the Bond Purchase Loan Agreement, if any are needed, to evidence additional amounts expended by the Company for Costs of the Project, provided that the aggregate amounts drawn down from time to time shall not exceed the Maximum Principal Amount of the Bond, and no draws shall be made after the “Expiration Date” provided for in the Bond Purchase Loan Agreement. In the case of advances for equipment or other personal property, a bill of sale transferring such equipment or personal property shall be attached to the request for advance. Amounts so drawn down shall be deemed disbursed at the direction of the Company, as agent of the Issuer, to pay or to reimburse the Company for Costs of the Project described in this Section and Section 5.3 of the Bond Resolution. Draw requests shall comply with the requirements of the Bond Purchase Loan Agreement and any other agreements between the Company and the Issuer. The amounts drawn down are to be noted by the Holder on the Schedule of Advances and Payments attached to the Bond.

Notwithstanding the foregoing, the Company, when requesting draws under the Bond Purchase Loan Agreement on behalf of the Issuer, may request the Purchaser, or any successor Holder that has assumed the Purchaser’s obligations, to advance cash under the Bond Purchase Loan Agreement, to make payments for Costs of the Project and payments in reimbursement for Costs of the Project directly to (i) contractors, materialmen, vendors and Persons providing services in connection with the Project and the Bond, (ii) the Company or any Affiliate of the Company to reimburse Costs of the Project, or (iii) any combination of the foregoing, in which case the Company shall reflect such draws and payments on its books relating to the Project.

Section 4.5. Obligation of the Parties to Cooperate in Furnishing Documents; Reliance of the Custodian. Upon payment of any expenses of the Issuer incurred pursuant to Section 5.3(b)(i) hereof, the Issuer agrees to cooperate with the Company in furnishing to the Purchaser the documents referred to in Section 4.4 hereof that are required to effect disbursements of Bond Proceeds in accordance with Section 4.4 hereof. In making any such disbursements, the Purchaser may rely on any such orders and certifications delivered to it pursuant to Section 4.4 hereof.

Section 4.6. Excess Costs. The Issuer does not make any warranty, either express or implied, that the amounts which may be drawn down under the Bond Purchase Loan Agreement will be sufficient for the payment of all of the Costs of the Project. The Company agrees that it shall not be entitled to any reimbursement for any costs in excess of the Maximum Principal Amount of the Bond from the Issuer or from the Holder, nor shall it be entitled to any diminution of the amounts payable under Section 5.3(a) hereof.

Section 4.7. Authorized Company and Issuer Representatives and Successors. See the definitions in Section 1.1 hereof, of the terms “Authorized Company Representative” and “Authorized Issuer Representative” relating to the designation thereof. In the event that any person so designated should become unavailable or unable to take any action or make any certificate provided for or required in this Lease, a successor or additional Authorized Company Representative or Authorized Issuer Representative shall be appointed. The Issuer and the Company may appoint two or more Authorized Issuer Representatives or Authorized Company Representatives, respectively.

Section 4.8. Enforcement of Remedies Against Contractors and Subcontractors and Their Sureties and Against Manufacturers and Vendors.

(a) The Issuer hereby authorizes the Company at the expense of the Company, as agent of the Issuer or in its own behalf, to take such action and institute such proceedings as the Company may elect in its sole discretion to cause and require all manufacturers, fabricators, vendors, contractors and subcontractors and suppliers to complete their contracts relating to the Project diligently in accordance with the terms of such contracts, including, without limitation, the correction of any defects. The Issuer agrees that the Company may, from time to time, in its own name, or in the name of the Issuer (provided the Issuer is indemnified to its satisfaction), take such action as the Company may elect in its sole discretion against such manufacturers, fabricators, vendors, contractors and subcontractors and suppliers, and their sureties, to insure the proper acquisition, construction and equipping of the Project.

(b) All plans, specifications, drawings and similar documentation governing the planning, development, construction and improvement of the Project or any portion thereof may be prepared, amended, supplemented or replaced, as the case may be, at the sole discretion of the Company so long as the elements of the Project covered thereunder are consistent with the objectives and requirements of the Act and the general description of the Project in this Lease. The Company may engage or disengage architects, engineers and other professionals in the preparation of all such work product.

(c) All warranties, bonds, letters of credit or other security or other undertakings furnished by or on behalf of any contractors, subcontractors, fabricators, vendors, manufacturers or suppliers which provide labor or materials (including building fixtures) for the Project shall be in the name of the Company and the Company and may be enforced by the Company, at its own risk and expense, without consultation with or direction by either the Issuer or the Holder.

(d) The Issuer hereby authorizes the Company, as agent of the Issuer or on its own behalf, and at the sole expense of the Company, to take such action and institute such proceedings as the Company may elect in its sole discretion to cause and require any contractors, subcontractors, fabricators, vendors, manufacturers, suppliers and dealers that have provided labor or materials (including building fixtures) for the Project to fulfill their warranties and contractual responsibilities diligently in accordance with the terms of any purchase or installation contracts, including, without limitation, the correction of any defective parts or workmanship. The Issuer agrees that the Company may, from time to time, take such action as the Company may elect, in its sole discretion, to insure the conformity of the Project to the specifications therefor.

Section 4.9. Appointment of Agent. The Issuer hereby appoints the Company as its agent and authorizes the Company to act as its irrevocable agent of and attorney-in-fact, coupled with an interest, its interest being the rights and benefits under this Lease, for the Issuer for purposes of:

(a) requesting advances to pay Costs of the Project pursuant to the Bond Purchase Loan Agreement;

(b) serving as, or appointing a, Registrar, Custodian and Paying Agent for the Bond;

(c) requesting funds from the Custodian of the Project Fund for the Project to pay the costs thereof, as provided in the Lease, provided that any contracts in connection therewith shall be by the Company as a principal and not as agent of the Issuer.

During the Term of this Lease, the Company hereby accepts the appointment described above and agrees to perform the duties contemplated thereby in accordance with general agency principles and the terms of the Bond Resolution, this Lease and the Bond Purchase Loan Agreement. The Company agrees to perform such services, without charge, in consideration of the Issuer’s issuance of the Bond and the leasing of the Project to the Company. The Company shall be entitled to reimbursement for expenditures that constitute Costs of the Project, but only to the extent that proceeds of the Bond are available for such purpose, and shall be entitled to reimbursement for expenditures relating to the restoration or replacement of the Project, or portions thereof, which are damaged or destroyed by casualty or taken by eminent domain, but only to the extent that the amounts in the Project Fund for the Project (including Net Proceeds of casualty insurance or any eminent domain award, any funds deposited therein by the Company, and any investment income thereon) are available therefor under the terms of the Lease. This agency appointment shall terminate upon the retirement of the Bond. Such termination shall not affect any right the Company has to reimbursement that accrued prior to the effective date of the termination and shall not affect the Company’s indemnification obligations herein.

ARTICLE V

EFFECTIVE DATE OF THIS LEASE; DURATION OF LEASE TERM;

RENTAL PROVISIONS; NATURE OF OBLIGATIONS OF COMPANY

Section 5.1. Effective Date of this Lease; Duration of Lease Term. This Lease shall become effective upon its delivery and the leasehold interest created hereby shall then begin as provided in Section 3.1, subject to the other provisions of this Lease. The term of this Lease shall expire at 11:59 p.m., Jenkins County, Georgia time, on December 31, of the tenth (10th) year following the completion of the last Phase of the Project completed by the Company pursuant to the Economic Development Agreement, subject to the provisions of this Lease permitting earlier termination or extension (including particularly Articles X and XI hereof). Notwithstanding any expiration or termination of this Lease, those covenants and obligations that by the provisions hereof are stated to survive the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease.

Section 5.2. Delivery and Acceptance of Possession. The Company shall, commencing with the date of execution and delivery of this Lease, have possession, custody and control of the Project as it exists on such date, and the Company hereby accepts such possession, custody and control. The Issuer covenants and agrees that it shall not take any action, nor permit others to take any action, nor omit to take any action or permit others to omit to take any action, other than pursuant to Article X of this Lease, to prevent the Company from having possession and enjoyment of the Project during the Lease Term and shall, at the request of the Company cooperate with the Company in order that the Company may have peaceful possession and enjoyment of the Project. The Company acknowledges it has had an opportunity to fully examine the Project, including grounds, buildings, improvements and fixtures and accepts them in their present condition. THE COMPANY FURTHER ACKNOWLEDGES THAT THE ISSUER MAKES NO REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PROJECT, ANY USE TO WHICH THE PROJECT MAY BE PUT OR AS TO THE SUITABILITY OF THE PROJECT FOR ANY ENDEAVOR. THE COMPANY HAS RELIED UPON ITS OWN SOURCES, AND NOT UPON THE ISSUER, TO ASCERTAIN APPLICABLE ZONING AND LAND USE RESTRICTIONS. THE ISSUER MAKES NO REPRESENTATION OR WARRANTY AS TO THE HABITABILITY OF THE LEASED IMPROVEMENTS OR THE PRESENT CONDITION OF THE PROJECT. THE COMPANY’S ENTRY UPON THE PROJECT AND ITS USE THEREOF IS AT THE COMPANY’S OWN RISK. BY TAKING POSSESSION OF THE PROJECT, THE COMPANY ACKNOWLEDGES THAT IT HAS EXAMINED THE PROJECT AND ACCEPTS THE PROJECT “AS-IS,” IN ITS CONDITION ON THE EFFECTIVE DATE.

Section 5.3. Rents and Other Amounts Payable.

(a) Basic Rent: Until the principal of, redemption premium, if any, and interest on the Bond shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Bond Resolution, the Company shall pay to the Holder for the account of the Issuer as Basic Rent for the Project on or before 11:00 a.m., Georgia time, on each date on which Debt Service on the Bond is due, a sum equal to the amount payable on that date as Debt Service on the Bond, as provided in the Bond and in the Bond Resolution. Such Basic Rent payments shall be applied to and credited as Debt Service payments on the Bond. Notwithstanding anything else contained in this Section 5.03, to the extent the Bond is held by the Company, the Company shall not be obligated to make any payments pursuant to Section 5.03(a) hereof, but instead may treat such payments and receipt of principal of and interest then due and payable on the Bond as being offset for accounting and all other purposes without the necessity of any funds being transmitted or any records being maintained with respect to the Sinking Fund.

(b) Additional Rent:

(i) The Company agrees that, during the Lease Term, it shall pay directly to the Issuer, as Additional Rent, an amount sufficient to reimburse the Issuer for all reasonable expenses and advances reasonably incurred by the Issuer hereunder in connection with the Project subsequent to the execution of this Lease, including, but not limited to, the reasonable fees and expenses of counsel for the Issuer, provided that the same are incurred as a result of the failure of the Company to comply with the terms of this Lease or are subject to payment or indemnification by the Company under this Section 5.3(b)(i) or Sections 6.6, 8.4 or 10.4 hereof. All payments of Additional Rent described in this paragraph shall be billed to the Company by the Issuer from time to time, together with a statement certifying that the amount for which reimbursement is sought for one or more of the above-described expenditures has been incurred or paid by the Issuer. Amounts so billed shall be paid by the Company within thirty (30) days after receipt of the bill by the Company; the right of the Issuer to payments under this paragraph is one of the Unassigned Rights. In the event the Company shall fail to make any of the payments required in this Section 5.3(b)(i), the unpaid amount shall continue as an obligation of the Company until fully paid, and shall accrue interest from such thirtieth (30th) day at the Default Interest Rate.

(ii) The Company agrees that, during the Lease Term, it shall pay directly to the Holder, as Additional Rent, an amount sufficient to reimburse the Holder for all expenses and advances reasonably incurred by the Holder hereunder in connection with the Project subsequent to the execution of this Lease, including, but not limited to, the reasonable fees and expenses of counsel for the Issuer, provided that the same are incurred as a result of the failure of the Company to comply with the terms of this Lease or are subject to indemnification by the Company under this Section 5.3(b)(ii) or Sections 6.6, 8.4 or 10.4 hereof. All payments of Additional Rent described in this paragraph shall be billed to the Company by the Holder from time to time, together with a statement: (1) if the bill relates to a reimbursement, certifying that the amount for which reimbursement is sought for one or more of the above described expenditures has been incurred or paid by the Holder, and (2) if the bill relates to an agreed annual or periodic administrative fee, certifying that the amount of the fee is in accordance with such agreement and with the foregoing provisions of this paragraph. Amounts so billed shall be paid by the Company within thirty (30) days after receipt of the bill by the Company. In the event the Company shall fail to make any of the payments required in this Section 5.3(b)(ii), the unpaid amount shall continue as an obligation of the Company until fully paid, and shall accrue interest from such thirtieth day at the Default Interest Rate. The Holder shall be a third party beneficiary of this Section 5.3(b)(ii) and shall be entitled to enforce the same against the Company.

Section 5.4. Place of Rental Payments. The Basic Rent provided for in Section 5.3 (a) hereof shall be paid directly to the Holder for the account of the Issuer in the manner provided in the Bond or in the Bond Resolution for the payment of Debt Service on the Bond. Such payments shall be made in lawful money of the United States of America; provided, however, that so long as the Company is both the lessee of the Project and the Holder of the Bond, such payments need not be made but may be deemed to have been off-set for accounting and all other purposes, without the necessity of any funds being transmitted or any records being maintained with respect to the Sinking Fund.

The Additional Rent provided for in Section 5.3(b)(i) and any interest on late payments thereof shall be payable directly to the Issuer. The Additional Rent provided for in Section 5.3(b)(ii) and any interest on late payments thereof shall be payable directly to the Holder.

Section 5.5. Nature of Obligations of Company Hereunder.

(a) The obligations of the Company to make the payments required in Section 5.3 hereof shall be absolute and unconditional irrespective of any defense or any rights of set-off, recoupment, or counterclaim, except payment, it may otherwise have against the Issuer or the Holder; provided, however, the Company shall not be obligated to pay Basic Rent if, for any reason, the Company is prevented or prohibited from receiving Debt Service during a period when the Company is also the Holder. The Company agrees that it shall not suspend, abate, reduce, abrogate, diminish, postpone, modify, or discontinue any payments provided for in Section 5.3(a) hereof, or except as provided in Section 12.1 hereof, terminate its obligations under this Lease, for any contingency, act of God, event, or cause whatsoever, including, without limiting the generality of the foregoing, failure of the Company to occupy or to use the Project as contemplated in this Lease or otherwise, any change or delay in the time of availability of the Project, any acts or circumstances which may impair or preclude the use or possession of the Project, any defect in the title, design, operation, merchantability, fitness, or condition of the Project or in the suitability of the Project for the Company’s purposes or needs, failure of consideration, any declaration or finding that the Bond is unenforceable or invalid, the invalidity of any provision of this Lease, any acts or circumstances that may constitute an eviction or constructive eviction, destruction of or damage to the Project, the taking by eminent domain of title to or the use of all or any part of the Project, failure of the Issuer’s title to the Project or any part thereof, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either thereof or in the rules or regulations of any governmental authority, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability, or obligation arising out of or connected with this Lease.

(b) Nothing contained in this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained. In the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance so long as such action does not abrogate the Company’s obligations hereunder. The Issuer hereby agrees, to the extent legally permissible, that it shall not take or omit to take any action that would cause this Lease to be terminated without the prior written consent of the Holder of the Bond and any Leasehold Mortgagee.

(c) The Company may, however, at its own cost and expense and in its own name or in the name of the Issuer, with prior notice to the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy, and use hereunder, and in such event the Issuer hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request, including without limitation, joining in any legal or administrative proceeding, at the request of the Company, so long as the Company pays the costs in connection with any such action or proceeding or reimburses the Issuer in accordance with Section 5.3(b) hereof.

Section 5.6. Restrictions on the Use of Project. The Company shall not permit the Project, or any part thereof, to be operated in any fashion that would cause the Project to not be a “Project” as defined in the Act, or otherwise violate any law in any material respect. The Issuer’s right to enforce this covenant shall be among the Unassigned Rights.

ARTICLE VI

MAINTENANCE, TAXES, INSURANCE

\AND EMINENT DOMAIN

Section 6.1. Maintenance of Project. The Issuer shall not be under any obligation to renew, repair, or maintain any portion of the Project or to remove and replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary portion thereof. The Company, shall maintain, or cause to be maintained, the Project at the expense of the Company. Subject to the provisions of Article VII hereof, the Company, at its own expense, may from time to time make any Additions or Alterations and any modifications, upgrades, replacements and substitutions to the Project that it may deem desirable for its purposes. Subject to the provisions of Sections 3.3 and 9.7 hereof, such Additions or Alterations and any modifications, upgrades, replacements and substitutions to the Project so made shall become a part of the Project. The Company shall not do or permit any other Person under its control to do, any work in or about the Project or related to any repair, rebuilding, restoration, replacement, alteration of, or addition to the Project, or any part thereof, unless the Company or such other Person shall have first procured and paid for all requisite municipal and other governmental permits and authorizations. All such work shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, governmental regulations, and requirements. Notwithstanding the foregoing, in the event the Project, or any part thereof, is damaged or destroyed by casualty, the Company’s obligations to repair or replace the Project, or such portion thereof so damaged or destroyed, shall be governed exclusively by Article VII hereof.

Section 6.2. Removal of Fixtures or Equipment. The Company shall not be under any obligation to renew, repair, or replace any inadequate, obsolete, worn out, unsuitable, undesirable, or unnecessary fixtures or equipment that are a part of the Project. If any fixture, item of equipment or parts thereof have become, in the Company’s sole and absolute discretion, obsolete, worn out, unsuitable or unnecessary for the operation of the Project, the Company, at its own expense, may remove from the Project such fixtures, equipment or parts thereof and sell, trade-in or otherwise dispose of them (as a whole or in part) without any responsibility or accountability to the Issuer therefor, so long as the Project would continue to constitute a “project” under the Act. Any such removed property shall cease to be a part of the Project. If the Company, in its sole and absolute discretion, determines that any fixtures, items of equipment or parts thereof should be sold or traded in then the Company may do so provided that it either: (a) replaces such fixture, items of equipment or parts thereof with other items of property having a value at least equal to the net book value of the property sold or traded in and causes title to such replacement property to be transferred to the Issuer, whereupon the replacement property shall become a part of the Project; or (b) prepays in part the principal of the Bond (or if the Company or an Affiliate of the Company then owns the Bond, the Company causes a credit to be reflected on the Schedule of Payments attached to the Bond as a partial payment of principal) in an amount equal to the net book value of the property sold or traded in. At the written request of the Company, the Issuer shall execute such instruments as shall be required to convey title to any such removed fixture, item of equipment or parts thereof to the Company, to the purchaser thereof or to the person accepting the same as a trade in and the Bondholder shall release the lien and security interest of the Security Document therein. The removal from the Project of any fixture, item of equipment or parts thereof pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the rental payments payable under Section 5.3 hereof (except to the extent that a prepayment of principal or a credit in reduction of principal of the Bond may result in a reduction of Debt Service on the Bond and a corresponding reduction in the Basic Rent hereunder).

Section 6.3. Taxes, Other Governmental Charges, and Utility Charges. The Company shall, throughout the Lease Term, duly pay and discharge, or cause to be paid and discharged, as the same become due and payable: (i) all taxes and governmental charges of any kind whatsoever that may (on account of a change in law or otherwise) at any time be lawfully assessed or levied against or with respect to the interests of the Issuer, of the Company and of the Holder in the Project; (ii) any taxes levied upon or with respect to the lease revenues and receipts of the Issuer from the Project which, if not paid, will become a lien on the Project or a charge on the revenues and receipts therefrom prior to or on a parity with the charge, pledge, and assignment thereof created and made in the Bond Resolution and in the Security Document; (iii) all utility and other charges incurred in the operation, maintenance, use, occupancy, and upkeep of the Project; and (iv) other levies, permit fees, inspection and license fees and all other charges imposed upon or assessed against the Project or any part thereof or upon the revenues, rents, issues, income and profits of the Project or arising in respect of the occupancy, uses or possession thereof. Both the Issuer and the Holder shall be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce the same is one of the Unassigned Rights. It is the understanding of the parties that, under the Act, the Issuer does not pay property taxes on its interest in the Project and that the Leasehold Interest of the Company is to be taxed as provided in the Economic Development Agreement being executed by the Company in connection herewith. The Company shall exhibit to the Issuer and to the Holder upon request validated receipts showing the payment of such taxes and other charges which may be or become a lien or encumbrance on the Project.

Upon notifying the Holder and the Issuer of its intention to do so, the Company may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer and in good faith, contest any such taxes, assessments, and other charges and, in the event of any such contest, may permit the taxes, assessments, or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, but only so long as neither the Project nor any part thereof will be subject to imminent loss or forfeiture by reason of such nonpayment; provided, that no such contest may be made in the name of the Issuer unless (i) it is in the opinion of the Company necessary to protect or assert the rights or interests of the Company.

Both the Issuer and the Holder shall be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce the same is one of the Unassigned Rights.

Section 6.4. Insurance Required.

(a) The Company, at its expense, throughout the Term, shall carry the following insurance:

(i) hazard and casualty insurance (including flood insurance if the Project is located in a high hazard flood zone and if available at reasonable cost) on the Leased Improvements and any Leased Equipment, exclusive of the foundation of the Leased Improvements, in such commercially reasonable amounts, and subject to deductibles as consistent with those contained in corresponding insurance policies covering similar facilities that are owned or operated by the Company;

(ii) general liability insurance, in minimum amounts of $1,000,000 per occurrence and $2,000,000 in aggregate, subject to deductibles consistent with those contained in corresponding insurance policies covering similar facilities that are owned or operated by the Company; such policy or policies shall name the Issuer as an additional insured; and

(iii) worker’s compensation insurance as required by law relating to the Company’s employees working at the Project.

Any such insurance may be obtained through any combination of underlying and umbrella insurance policies and through one or more blanket insurance policies that insure other properties owned or controlled by the Company or any of its Affiliates. Any insurance required to be carried by the Company may be self-insured (in excess of the deductibles described in subsections (i) and (ii) above) if the Company shall then have and thereafter maintain a net worth of at least $25,000,000, or may be provided as part of the Company’s blanket insurance policy or policies covering other premises, property or insureds in addition to the Project. If the Company shall elect to self-insure, (x) the Company shall provide a notice of its election to self-insure and if financial information as to the Company is not publically available, audited financial statements shall be delivered by the Company to the Issuer confirming the satisfaction of the net worth requirement, and (y) the Issuer shall have all the benefits provided in this Section 6.4 that would have had if the Company carried the required insurance.

(b) The Issuer, by the Security Agreement, shall assign its interest in the casualty insurance described in (a)(i), above, to the Holder, together with all unearned premiums as further security for the Bond.

(c) The Issuer shall be entitled to enforce the provisions of this Article insofar as its rights are concerned and such right to enforce this Article shall be one of the Unassigned Rights. So long as the Company or an Affiliate is the owner of the Bond, the Company shall, however, have the exclusive right to make all elections, determinations, settlements, or decisions with respect to any hazard and casualty insurance policy or the proceeds thereof that may be affected by the provisions of this Section 6.4. Notwithstanding the foregoing, the Company shall have the right to make all settlements as to any casualties that affect the Project without the consent of the Issuer and, so long as the Company or any Affiliate is the owner of the Bond, without the consent of the Holder. Furthermore, so long as the Company or an Affiliate is the owner of the

Bond, the Company shall have the right to pledge to a Lender all of the hazard and casualty insurance proceeds with respect to a casualty affecting the Project and to grant to the Lender the right to govern the distribution of such funds, which shall be superior to the rights of the Issuer and the Holder thereto. The Issuer acknowledges and agrees that, so long as the Company or an Affiliate is the owner of the Bond, the Lender may require the application of the insurance proceeds to the indebtedness owed to the Lender by the Company and, in such event, the insurance proceeds may not be applied in their entirety to the restoration of the Project.

Section 6.5. Application of Net Proceeds of Insurance. The Net Proceeds of the liability insurance carried pursuant to the provisions of Section 6.4 shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid. The Net Proceeds of casualty insurance carried pursuant to Section 6.4 shall be paid to the Company, and shall be transferred to the Custodian and deposited in the Project Fund to be applied as provided in Article VII hereof, or if the same has been pledged to a Lender, the same shall be transferred to such Lender, or otherwise applied as provided in any Superior Security Document, any Leasehold Mortgage or any other agreement between the Company and such Lender.

Section 6.6. Advances by the Issuer or the Holder. Subject to the notice obligations and cure period set forth in Articles X and XII of this Lease, if the Company shall fail to do or cause to be done any act or pay any taxes, assessments, charges or insurance premiums required by this Article, the Issuer or the Holder may (but shall be under no obligation to), after notifying the Company of its or their intention to do so, do any such act or pay any such taxes, assessments, charges or premiums required by this Article, and all amounts so advanced therefor by the Issuer or the Holder shall become an additional obligation of the Company to the one making the advancement, which amounts shall constitute Additional Rent which shall be payable, with interest as provided in Section 5.3 (b). Any remedy herein vested in the Issuer for the collection of rent shall also be available to the Holder for the collection of any Additional Rent payable to the Holder on account thereof.

Section 6.7. Eminent Domain. If the Issuer or the Company obtains knowledge of the institution or threat of institution of any proceedings for the taking of the Project or any portion thereof by exercise of the power of eminent domain, it shall immediately notify the other party hereto and shall also notify the Holder of such proceedings. The Holder may participate in any such proceedings and the Issuer and the Company from time to time shall deliver to the Holder all instruments requested by it to permit such participation. The Issuer and the Company shall not settle any eminent domain proceeding relating to the Project or any part thereof or sell the Project or any part thereof under threat of eminent domain without the prior written consent of the Holder, which consent shall not unreasonably be withheld, conditioned or delayed. The Net Proceeds of any eminent domain award or any sale in lieu of a taking by eminent domain shall be paid to the Company, and shall be transferred to the Custodian and deposited in the Project Fund to be applied as provided in Article VII hereof. Notwithstanding anything to the contrary herein, so long as the Company or an Affiliate is the owner of the Bond, the Company shall, however, have the exclusive right to make all elections, determinations, settlements or decisions with respect to any eminent domain proceeding and proceeds thereof that may be affected by the provision of this Section 6.7. Notwithstanding the foregoing, the Net Proceeds of eminent domain may be pledged to a Lender, and if so pledged, shall be applied in accordance with the terms of such pledge.

ARTICLE VII

DAMAGE, DESTRUCTION, AND CONDEMNATION

Section 7.1. Election to Repair, Restore or Replace. If any portion of the Project is damaged, destroyed or taken by eminent domain or is sold (under threat of eminent domain or otherwise), the Net Proceeds shall be deposited upon receipt in the Project Fund, which shall be held by the Custodian, unless the same are otherwise required to be used as may be provided in any pledge thereof to a Lender. Subject to the rights of any Lender, the Company may, within 210 days following the receipt of such Net Proceeds, elect to use such Net Proceeds, in whole or in part, to repair, restore or replace the Project. Any property repaired, restored or acquired to replace any property which was a part of the Project shall become a part of the Project. Upon the completion of such repair, restoration or replacement of the Project and payment of all costs thereof, any unspent Net Proceeds and investment income remaining in the Project Fund may be used, at the election of the Company, to acquire additional property for the Project or to prepay and redeem principal of the Bond.

Section 7.2. Election Not to Repair, Restore or Replace. If an election to repair, restore or replace damaged, destroyed or taken portions or all of the Project is not made within the time provided in Section 7.1, above, or if prior to such time the Company notifies the Issuer and the Custodian that it elects not to repair, restore or replace damaged, destroyed or taken portions or all of the Project, to the extent any Net Proceeds were deposited with the Custodian as contemplated herein, the Custodian of the Project Fund shall immediately apply such moneys to prepay principal of the Bond then outstanding, unless otherwise provided in a pledge to a Lender. If the Bond is not fully retired, the obligation to pay Basic Rent hereunder shall remain in full force and effect, without abatement or diminution (except to the extent the amount of Basic Rent is reduced on account of such prepayment). If the Company is then the Holder of the Bond, and the Bond is not fully retired, the Company may surrender the Bond for cancellation, whereupon the obligation for payment of Basic Rent shall terminate, and any obligation for Additional Rent theretofore accrued shall become immediately due and payable.

ARTICLE VIII

ADDITIONAL COVENANTS; ADDITIONAL BONDS

Section 8.1. No Warranty of Condition or Suitability by the Issuer. THE ISSUER MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, CONDITION, OR WORKMANSHIP OF ANY PART OF THE PROJECT OR THAT THE SAME WILL BE SUITABLE FOR THE COMPANY’S PURPOSES OR NEEDS.

Section 8.2. Access to the Project and Records. The Issuer and the Holder, and their respective duly authorized representatives and agents, shall have the right, upon forty-eight (48) hours prior written notice to the Company and the Operator (except in the case of a bona fide emergency threatening the safety of life or property), and subject to any reasonable restriction imposed by the Company or the Operator for the protection of its patents, trademarks, trade secrets, and other confidential proprietary information, to enter the Project during normal business hours during the Lease Term for the purpose of (i) examining and inspecting the Project and (ii) performing such work relating to the Project as has been made necessary by reason of an Event of Default.

Section 8.3. Good Standing in the State. The Company agrees that it will be in good standing in the State while this Lease is in effect.

Section 8.4. Indemnity.

(a) The Company shall, and agrees to, indemnify and save the Issuer and the Holder and their respective officials, directors, officers, members, counsel, agents and employees (the “Indemnified Persons”) harmless against and from all claims by or on behalf of any Person arising from the conduct or management of or from any work or thing done at the building at which the Project is located and against and from all claims arising from or relating to (i) any condition of the installation of or the operation of the Project, (ii) any act or negligence of the Company or of any of its agents, contractors, servants, employees, or licensees, (iii) any act or negligence of any assignee or sublessee of the Company (other than the Operator) or of any agents, contractors, servants, employees, or licensees of any assignee or sublessee (other than the Operator) of the Company, (iv) any violation or alleged violation of any federal, state or local law, regulation or ordinance, or (v) any legal proceeding relating to the non-taxability or taxability of this Lease or the Project or the interest of the Issuer in the Project, (vi) any action taken by the Company on behalf of the Issuer or in the name of the Issuer, including, without limitation, enforcing remedies against contractors and others as described in Section 4.8 hereof and contesting any taxes, assessments and other charges as described in Section 6.3 hereof or the application of any laws, ordinances, rules or regulations as described in Section 8.6 hereof, or (vii) any action taken by the Issuer at the request of the Company, including, without limitation, taking any action to defend title to the Project as described in Section 3.3 hereof, or cooperating with the Company in order to permit the Company to have peaceful possession of the Project as described in Sections 5.2 or 5.5 hereof. However, with respect to matters referred to in the preceding clauses (i), (ii), (iii), or (iv) or (vii), this indemnity shall not apply, as to the Issuer, to any acts of gross negligence or willful misconduct or intentional misconduct of the Issuer and, as to the Holder, to any acts of gross negligence or willful misconduct or intentional misconduct of the Holder, or in the case of matters referred to in clause (iv) this indemnity shall not apply to the Holder if the Holder has acquired the Bond other than in a bona fide private placement and has failed to perform a thorough due diligence investigation in connection therewith. The Company shall indemnify and save the Issuer and the Holder (and the other Persons and entities referred to above, as appropriate) harmless from and against all costs and expenses incurred in or in connection with any such claim or in connection with any action or proceeding brought thereon, including attorneys’ fees, and upon notice from the Issuer, the Company shall defend it (and the other persons and entities referred to above, as appropriate) in any such action or proceeding. The indemnities set forth above specifically extend to, but are in no way limited to, governmental or other claims relating to any actual or alleged violation of any Environmental Laws, regardless of whether or not any such violation relates to any period prior to the acquisition of the Project by the Issuer or its acquisition theretofore by the Company.

(b) Notwithstanding the fact that it is the intention of the parties that the Indemnified Persons referred to in (a), above, shall not incur pecuniary liability by reason of the terms of this Lease or the Bond Resolution, or the undertakings required of the Issuer hereunder or by reason of (i) the issuance of the Bond, (ii) the execution of this Lease or the adoption of the Bond Resolution, (iii) the performance of any act required by this Lease or the Bond Resolution, (iv) the performance of any act requested by the Company, or (v) any other costs, fees, or expenses incurred by the Issuer with respect to the Project or the acquisition thereof, including all claims, liabilities, or losses arising in connection with the violation of any statutes or regulations pertaining to the foregoing, nevertheless, if any such Indemnified Person should incur any such pecuniary liability, then in such event the Company shall indemnify and hold harmless such Indemnified Person against all claims by or on behalf of any Person arising out of the same and all costs and expenses incurred in connection with any such claim or in connection with any action or proceeding brought thereon, including reasonable attorneys’ fees, and upon notice from the Issuer, the Company shall defend the Issuer in any such action or proceeding; provided that if a court of competent jurisdiction determines that any of the provisions of this Section violate O.C.G.A. § 13-8-2 and are applicable to this Lease, the indemnity contained in this Section 8.4 shall not extend to any indemnification which is prohibited by O.C.G.A. § 13-8-2.

(c) Nothing contained in this Section 8.4 shall require the Company to indemnify any Indemnified Person for any claim or liability for which the Company was not given a reasonable opportunity to contest or for any settlement of any such action effected without the Company’s consent (assuming such rights are available and have not been waived in writing by the Company). The indemnity of the Indemnified Persons contained in this Section 8.4 shall survive the termination of this Lease.

The Issuer and the Holder shall each be entitled to enforce its right to indemnification under this Section, and the Issuer’s right to indemnification hereunder shall be one of the Unassigned Rights.

Section 8.5. Licenses and Permits. The Company shall do all things necessary to obtain, maintain, and renew, from time to time, as necessary, all permits, licenses, franchises, and other governmental approvals necessary for its ownership of and activities relating to the Project, the lack of which would have a material adverse affect upon the Company’s ability to meet its obligations under this Lease.

Section 8.6. Compliance with Laws. The Company warrants that throughout the Lease Term it shall, at its own expense, maintain the Project, in all material respects, in compliance with all applicable life and safety codes and all applicable building and zoning, health, environmental, and safety ordinances and laws, including the Occupational Health and Safety Act and all applicable Environmental Laws, and all other applicable laws, ordinances, rules, and regulations of the United States of America, the State, and any political subdivision or agency thereof having jurisdiction over the Project and which relate to the operations of the Project, any violation of which would have a material adverse affect on the Company’s ability to fully perform its obligations under this Lease. The Company’s use of the Project shall, in all material respects, conform to all laws and regulations of any governmental authority possessing jurisdiction thereof, and the Company shall, in its use or operation of the Project, not discriminate or permit discrimination on the basis of race, sex, color or national origin in any manner prohibited by local state or federal laws, rules, orders or regulations.

If the Company shall first notify the Issuer and the Holder, in writing, of its intention to do so, the Company may, at its own expense and in its own name and behalf or in the name and behalf of the Issuer and in good faith, contest any allegation that it has not complied with the laws described in this Section 8.6 and, in the event of any such contest, the provisions of this Section 8.6 shall not apply to any such alleged violations of law during the period of such contest and any appeal therefrom. The Issuer shall, at the expense of the Company, cooperate fully with the Company in any such contest.

The Issuer and the Holder shall each be entitled to enforce the provisions of this Section, and the Issuer’s right to enforce this Section shall be one of the Unassigned Rights.

Section 8.7. Granting and Release of Easements. The Company may at any time or times cause to be granted, modified, amended, released or terminated conveyances to public authorities or utilities, or other Persons, easements, licenses, rights of way (temporary or perpetual and including the dedication of public highways), plats, covenants, restrictions and agreements with respect to any property included in the Project and other contracts or agreements that, in the sole opinion of the Company, may be helpful in effecting the development, construction, maintenance, operation or restoration of the Project and such grant will be free from the lien or security interests created by the Security Document or this Lease and the Issuer agrees that it shall execute and deliver any instrument necessary or appropriate to confirm, grant, amend, modify, terminate or release any such matters within fourteen (14) business days upon receipt of: (i) a copy of the operative instrument, and (ii) a written application of the Company signed by an Authorized Company Representative requesting such instrument and stating (1) that such matter is not detrimental to the proper conduct of the business of the Company, and (2) that such matter will not impair the effective use or materially interfere with the operation of the Project.

ARTICLE IX

ASSIGNMENT, SUBLEASING, ENCUMBERING, AND SELLING;

REDEMPTION; RENT PREPAYMENTS AND ABATEMENT;

INSTALLATION OF COMPANY’S OWN MACHINERY AND EQUIPMENT

Section 9.1. Assignment and Subleasing.

(a) The Company may sublease the Project, as a whole or in part, without the consent of the Issuer or the Holder. No sublease shall relieve the Company from primary liability for any of its obligations hereunder, and in the event of any such sublease, the Company shall continue to remain primarily liable for payment of the rents specified in Section 5.3 hereof and for the payment, performance, and observance of the other obligations and agreements on its part herein provided to be performed and observed by it. Notwithstanding the foregoing, in no event shall any such sublease cause the Project to become ineligible as a “project” under the Act. The Issuer shall have the right, at any time and from time to time, to notify any sublessee of the rights of the Issuer as provided by this Section. The Issuer, at the request of the Company, shall enter into a non-disturbance and attornment agreement with any subtenant of the Project recognizing its rights and benefits under its sublease so long as the terms and conditions thereof do not conflict with this Lease.

(b) The Company may not assign this Lease except as permitted by this Section. This Lease may be assigned in whole but not in part, without the consent of the Issuer or the Holder of the Bond to (i) a Person that is the survivor of a consolidation, merger or transfer of substantially all of the assets of the Company, (ii) an Affiliate of the Company, or (iii) any other Person having a minimum net worth of $250,000.

For any other assignment not described in (i), (ii) or (iii) above, the Company shall first obtain the written consent of the Issuer and the Holder, unless such assignment constitutes an “Exempt Assignment” as described in subsection (c) of this Section, in which case no such consent shall be required.

(c) Notwithstanding anything to the contrary set forth in this Lease, the Company may assign its interest in this Lease pursuant to an Exempt Assignment (hereinafter defined) without the approval of the Issuer or the Holder of the Bond.

(1) An “Exempt Assignment” means any of the following assignments:

(i) Any bona fide Leasehold Mortgage;

(ii) The acquisition by any grantee or a Lender or its designee of the Company’s interest in this Lease through the exercise of any right or remedy pursuant to any bona fide Superior Security Document or any Leasehold Mortgage, including any assignment of the Company’s interest in this Lease to a Lender or its designee made in lieu of foreclosure;

(iii) Any foreclosure sale by any Lender pursuant to any power of sale contained in a bona fide Superior Security Document or Leasehold Mortgage;

(iv) Any sale or assignment of the Company’s interest in this Lease by any Lender (or its designee) which has acquired the Company’s interest in this Lease by means of any transaction described above;

(v) Any sale or assignment of the Company’s interest in this Lease to the holder of a Superior Security Document;

(vi) Any sale or assignment of the Company’s interest in this Lease to any Qualified Real Estate Investor (hereinafter defined);

(vii) Any sale or assignment of the Company’s interest in this Lease to any person if (a) the Company or the proposed assignee provides Adequate Financial Assurance (hereinafter defined) of the payment of rent and other financial obligations under this Lease for the period the proposed assignee is the Company under this Lease, and (b) the proposed assignee has sufficient experience with respect to properties similar to the Project to properly operate or manage, or oversee the operation or management of, the Project; and

(viii) Any sale or assignment in connection with any sale/leaseback or other arrangement entered into by the Company in connection with a financing transaction.

(ix) Any sale or assignment to any of the following:

(A) Any savings bank, savings and loan association, commercial bank, or trust company having shareholder equity (as determined in accordance with GAAP accounting) of at least $10,000,000;

(B) Any college, university, credit union, trust or insurance company having assets of at least $10,000,000;

(C) Any employment benefit plan subject to ERISA having assets held in trust of $10,000,000 or more;

(D) Any pension plan established for the benefit of the employees of any state or local government, or any governmental authority, having assets of at least $10,000,000;

(E) Any limited partnership, limited liability company or other investment entity having committed capital of $10,000,000 or more;

(F) Any corporation, limited liability company or other Person having shareholder equity (or its equivalent for non-corporate entities) of at least $10,000,000;

(G) Any lender which performs real estate lending functions similar to any of the foregoing, and which has assets of at least $10,000,000; and

(H) Any partnership having as a general partner any person or entity described in the preceding subparagraphs of this definition, or any corporation, limited liability company or other person or entity controlling, controlled by or controlled with any person or entity described in the preceding subparagraphs of this definition.

(2) “Adequate Financial Assurance” means the furnishing to the Issuer of either (i) the written assumption of the obligations of the Company hereunder or (ii) guaranty of payment of the rent and other financial obligations of the Company under this Lease made by a Qualified Real Estate Investor for the period of time that a proposed assignee of this Lease is the Company under this Lease.

(3) “Qualified Real Estate Investor” means any Person domiciled within the United States of America that has, together with its Affiliates, a minimum net worth (treating any subordinated or mezzanine financing as equity) at least equal to the lesser of (i) $10,000,000 or (ii) 20% of the appraised value of the Leased Land, as of the date of its (or their) last audited financial statements or as otherwise certified by an independent certified public accountant or firm thereof, provided the managers of such Person or its Affiliates have sufficient experience with respect to developments similar to the Project or have hired a manager or separate management company that has such experience and will manage, or oversee the management of, the Project. For purposes of the above the term “last audited financial statements” shall be deemed to include unaudited financial statements compiled by an independent certified public accountant or firm thereof accompanied by an accountant’s letter or unaudited financial statements certified by a member of the management of the proposed assignee of this Lease.

(d) Any assignment authorized by this Section 9.1 shall be subject to each of the following conditions:

(i) Any such assignee shall agree to fully and unconditionally assume all obligations of the Company under this Lease, including, without limitation, all indemnity provisions contained in this Lease, whereupon the assignor shall automatically be released from all obligations arising under this Lease; and

(ii) The Company shall provide to the Issuer prompt written notice of any assignment of this Lease and shall, within thirty (30) days after the execution thereof, furnish or cause to be furnished to the Issuer a true and complete copy of such assignment and the assumption agreement described in subparagraph (d)(i) of this Section. The Issuer and the Holder shall have the right, at any time and from time to time, to notify any assignee of their rights under this paragraph.

(e) Any purported assignment in violation of this Section shall be void. In the case of an assignment that is permitted hereby or that is consented to as herein described, the assignee may not further assign this Lease except in accordance with this Section. As set forth in Section 2.7(b) of the Bond Resolution, the Bond may be assigned to any assignee of this Lease.

Section 9.2. Provisions Relating to Sale, Encumbrance, or Conveyance of the Project by the Issuer. Except pursuant to the Security Document or a Superior Security Document executed by the Issuer at the written request of the Company, and except for any sale under threat of a taking by eminent domain or a sale pursuant to Article VI hereof, the Issuer agrees that, during the Lease Term, it shall not, except pursuant to or as permitted by the Security Document or Section 8.7 hereof: (1) directly, indirectly, or beneficially sell, convey, or otherwise dispose of any part of its interest in the Project, (2) permit any part of the Project to become subject to any lien, claim of title, encumbrance, security interest, conditional sale contract, title retention arrangement, finance lease, or other charge of any kind, without the written consent of the Company, and (3) assign, transfer, or hypothecate (other than pursuant to the Bond Resolution and the Security Document) any payment of rent (or analogous payment) then due or to accrue in the future under any lease of the Project, except that if the laws of the State at the time shall permit, nothing contained in this Section shall prevent the consolidation of the Issuer with, or merger of the Issuer into, or transfer of the Project as an entirety to, any public body of the State whose property and income are not subject to taxation and which has authority to carry on the business of owning and leasing the Project, provided, that upon any such consolidation, merger, or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bond according to its tenor, and the due and punctual performance and observance of all the agreements and conditions set forth in the Issuer Documents to be kept and performed by the Issuer, shall be expressly assumed in writing by the public body resulting from such consolidation or surviving such merger or to which the Project shall be transferred as an entirety.

The Issuer, at the written request of the Company with the written consent of the Holder of the Bond, shall execute and deliver to a Lender, or shall join the Company in the execution and delivery to a Lender, of a Superior Security Document in favor of such Lender with respect to the Project which encumbers the Issuer’s fee interest and execute any related documents in connection with the Company’s financing or refinancing secured by the Project. At the Company’s written request, and with the prior written consent of the Holder, the Issuer shall, by a subordination agreement, subordinate its fee simple interest and estate in the Project the holder of a Superior Security Document. Any such Superior Security Document or subordination agreement shall be prepared at the expense of the Company and reviewed at the expense of the Company, shall be subject to the approval by the Issuer, which approval shall not unreasonably be withheld, conditioned or delayed, and shall specifically provide that the Issuer’s obligations hereunder shall be non-recourse, except with respect to its interest in the Project.

Section 9.3. Leasehold Mortgages.

(a) The Company shall at all times and from time to time have the right to encumber, pledge or hypothecate all of the Company’s right, title and interest under this Lease pursuant to a Leasehold Mortgage, as security for any debt of the Company (such mortgage, deed to secure debt or other instrument(s) being hereinafter referred to as a “Leasehold Mortgage”, and the holder(s) from time to time of such Leasehold Mortgage being hereinafter referred to as a “Leasehold Mortgagee”), in each case without the consent of either the Issuer or the Holder of the Bond.

In the event that a Leasehold Mortgagee shall provide the Issuer with written notice of its name and address (a “Notice of Leasehold Mortgage”), then, following receipt by the Issuer of such Notice of Leasehold Mortgage and for so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction of such Leasehold Mortgage is given by the Leasehold Mortgagee to the Issuer, the provisions of subsections (b) through (g) of this Section 9.3 shall apply to each such Leasehold Mortgagee. Upon written request of such Leasehold Mortgagee, the Issuer shall acknowledge receipt of a Notice of Leasehold Mortgage by an instrument in recordable form provided to the Issuer by the Leasehold Mortgagee.

(b) No cancellation, rejection, surrender, amendment or modification (other than by expiration of the Lease Term) of this Lease or release of the Company hereunder shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee. Without limiting the generality of the foregoing, no rejection of this Lease by Company or by a trustee in bankruptcy for the Company shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee.

The Issuer shall, on serving the Company with any notice of any default under this Lease, simultaneously serve a copy of such notice upon each Leasehold Mortgagee. No such notice by the Issuer to the Company shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee in the manner specified herein. From and after the date such notice has been given to a Leasehold Mortgagee, each such Leasehold Mortgagee shall have an additional 90-day period beyond any period granted to the Company under this Lease for remedying any default specified in such notice or causing the same to be remedied, but the Leasehold Mortgagee shall in no manner be obligated to do so. The Issuer shall accept such cure by or at the instigation of the Leasehold Mortgagee as if the same had been performed by the Company. The Company hereby authorizes each Leasehold Mortgagee to take any such action that such Leasehold Mortgagee deems necessary to cure any such default and does hereby authorize entry upon the Project by each such Leasehold Mortgagee for the purpose of curing such defaults.

(c) In the event that the Issuer shall elect to terminate this Lease by reason of any default of the Company under Article VII, such Leasehold Mortgagee shall have the right, which right shall be exercised, if at all, within thirty (30) days after such Leasehold Mortgagee is notified of the Issuer’s election to terminate the Lease, to postpone and extend the specified date for the termination of this Lease as fixed by the Issuer in its notice of termination for a period of not more than twelve (12) months, provided that such Leasehold Mortgagee shall, during such six (6) month period, (A) pay or cause to be paid any Basic Rent and Additional Rent and other payments and charges payable to the Issuer as the same become due and continue its good faith efforts to perform all of the Company’s other obligations under this Lease, excepting (i) obligations of the Company to satisfy or otherwise discharge any lien, charge or encumbrance against Company’s interest in this Lease or the Project provided that such lien, charge or encumbrance is junior in priority to the lien of the mortgage held by such Leasehold Mortgagee and does not affect the Issuer’s fee simple interest in the Project, and (ii) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee, and (B) if not enjoined or stayed, take steps to acquire or sell the Company’s interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

If at the end of such twelve (12) month period such Leasehold Mortgagee is complying with the immediately preceding paragraph and such Leasehold Mortgagee is prohibited by any process or injunction issued by any court of competent jurisdiction or by reason of any action in any court of competent jurisdiction from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds in good faith and with due diligence to complete steps to acquire or sell the Company’s interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means. Nothing in this paragraph, however, shall be construed to extend this Lease beyond the original Lease Term, nor to require a Leasehold Mortgagee to continue foreclosure proceedings after a default has been cured. In the event that such default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if the Company had not defaulted under this Lease.

In the event that a Leasehold Mortgagee complies with this subsection 9.3(c) and Leasehold Mortgagee acquires the Company’s right title and interest herein by foreclosure or otherwise, then, upon the acquisition of the Company’s right, title and interest herein by such Leasehold Mortgagee or its designee, or any other purchaser or assignee at a foreclosure sale or otherwise, this Lease shall continue in full force and effect as if the Company had not defaulted under this Lease.

The granting of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, and any conveyance of the leasehold estate created hereby from Company to a Leasehold Mortgagee by foreclosure or otherwise, or from Leasehold Mortgagee as attorney-in-fact of the Company to a purchaser at a foreclosure sale, shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created requiring the assumption of the obligations of the Company hereunder, but such purchaser or assignee of this Lease and of the leasehold estate hereby created shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Company to be performed hereunder from and after the date of such purchase and assignment. Upon such conveyance, the Issuer shall recognize such Leasehold Mortgagee, or any other purchaser or assignee, as the Company hereunder, from and after the date of such sale or assignment, the holder of any Leasehold Mortgage then existing or thereafter placed on the leasehold estate hereby created shall be considered a Leasehold Mortgagee as contemplated by this Lease, and the Leasehold Mortgagee thereunder shall be entitled to receive the benefit of any and all provisions of this Lease intended for the benefit of a Leasehold Mortgagee, subject to the obligations and duties of the Leasehold Mortgagee under this Lease.

(d) In the event that this Lease is terminated as a result of any default by the Company hereunder or any other cause (including, without limitation, a rejection of this Lease by the Company’s trustee in bankruptcy pursuant to II U.S.C. §365 or any equivalent provision of law), the Issuer shall provide each Leasehold Mortgagee with written notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to the Issuer. At the request of the Leasehold Mortgagee, but subject to the conditions hereinafter described, the Issuer shall enter into a new lease (hereinafter referred to as the “New Lease”) of the Project with any Leasehold Mortgagee or its designee for the remainder of the term of this Lease with the same covenants, conditions and agreements (including, without limitation, any and all options to extend or renew the term of this Lease, but excluding any requirements which have been satisfied by the Company prior to termination) as are contained herein, subject only to (1) the conditions of title as the Project are subject to on the date of the execution of the original Lease, (2) the right, if any, of any parties then in possession of any part of the Project by, through or under Company, and (3) the lien and encumbrance of any security instrument encumbering the Issuer’s fee simple interest in the Project upon receipt by the Issuer of a written request from such Leasehold Mortgagee on or before sixty (60) days after the date of the Issuer’s notice of termination given pursuant to this subsection 9.3(d) and thereafter, the Company under the New Lease shall have the same right, title and interest in and to the Project as the Company had under this Lease. The obligations of the Issuer to enter into a New Lease shall be subject to the following conditions:

(i) Such Leasehold Mortgagee or its designee shall pay or cause to be paid to the Issuer at the time of the execution and delivery of such New Lease any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorney’s fees, which the Issuer shall have incurred by reason of the Company’s default of which Leasehold Mortgagee has been notified and provided an opportunity to cure as required by this Lease, and such termination and the execution and delivery of the New Lease and which have not otherwise been received by the Issuer from the Company or any other party in interest under the Company. Upon the execution of such New Lease, the Issuer shall allow the Company named therein as an offset against the sums otherwise due under this subsection 9.3(d), an amount equal to the net income derived by the Issuer from the Project during the period from the date of termination of this Lease to the date of beginning of the term of such New Lease; and

(ii) Such Leasehold Mortgagee or its designees shall agree to cure any defaults of the Company in the payment of Additional Rent under the terminated Lease of which the Issuer shall have notified Leasehold Mortgagee.

The new Company under such New Lease shall, upon entering into such New Lease, acquire all of the right, title and interest of the Company in and to any and all subleases of all or any part of the Project.

(e) So long as any Leasehold Mortgage is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, the fee title to the Project and the leasehold estate of the Company herein created shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said leasehold estate by the Issuer or by the Company, or by a third party, by purchase or otherwise.

(f) Notices from the Issuer to the Leasehold Mortgagee shall be mailed to the address furnished the Issuer pursuant to Notice of Leasehold Mortgage, and those from the Leasehold Mortgagee to the Issuer shall be mailed to the address designated pursuant to the provisions of Section 12.2 of this Lease. Such notices, demands and requests shall be given in the manner described in Section 12.2 of this Lease and shall in all respects be governed by the provisions of that section.

(g) The Issuer shall, at the request of the Company, execute, acknowledge and deliver to a Leasehold Mortgagee an agreement among the Issuer, the Company and the Leasehold Mortgagee agreeing to all the provisions of this Section 9.3.

Section 9.4. Redemption of Bond. The Issuer, at the written request of the Company and if the Company provides funds therefor, shall forthwith take all steps that may be necessary under the redemption or defeasance provisions of the Bond Resolution to effect the redemption or defeasance of all or part of the then-Outstanding Bond, as may be specified by the Company, on the earliest date on which such redemption or defeasance may be made under such applicable provisions, provided, however, in lieu of providing funds in connection with any such redemption, the Company may cause the principal amount of the Bond to be reduced in an amount equal to the principal amount of such redemption through a notation thereof on the Schedule of Advances and Payments attached thereto.

Section 9.5. Prepayment of Rents. There is expressly reserved to the Company the right, and the Company is authorized and permitted, at any time it may choose, to prepay all or any part of the Basic Rent payable under Section 5.3(a) hereof, and the Issuer agrees that it shall accept such prepayments of rents when the same are tendered by the Company. All Basic Rent so prepaid shall at the written direction of the Company be credited toward the Basic Rent payments specified in Section 5.3(a) hereof, in the same manner as such payments are applied to the payment of Debt Service in accordance with terms of the Bond and the Bond Resolution. The Company shall also have the right to surrender the Bond, if it is then owned by the Company, to the Issuer for cancellation, and such Bond, upon such surrender and cancellation, shall be deemed to be paid and no further Basic Rent shall be paid, as provided in Section 9.6, below.

Section 9.6. Company Entitled to Certain Rent Abatements if Bond Paid Prior to Maturity. If at any time the Bond shall cease to be Outstanding, under circumstances not resulting in termination of the Lease Term, and if the Company is not at the time otherwise in default hereunder, the Company shall be entitled to use the Project from the date such Bond is no longer Outstanding to, and including the end of, the Lease Term, with no obligation to make payments of Basic Rent specified in Section 5.3(a) hereof during that interval (but otherwise on the terms and conditions hereof).

Section 9.7. Installation of Other Machinery and Rented Equipment. The Company may from time to time, in its sole discretion and at its own expense, install trade fixtures, machinery, equipment, and other personal property (collectively, the “Personal Property”) at the Project. All such Personal Property shall remain the sole property of the Company (or of any leasing company from whom the Company may be renting such items) and the Company or such leasing company, as applicable, may remove the same from the Project at any time, in its sole discretion and at its own expense. The Company or such leasing company, as applicable, may create any mortgage, encumbrance, lien, or charge on any such Personal Property. The Issuer shall not have any interest in and waives any lessor’s lien that it may have on all or any part or item of the Personal Property installed pursuant to this Section, and all such Personal Property shall be and remain identified as the property of the Company or such leasing company on its books and/or by appropriate tags or other markings. All such Personal Property may be removed from the Project by the Company, any such equipment lessor, or any Person to which the same is pledged, and the Issuer and the Company shall provide accesses, ingress and egress to any such Person for purposes of inspection. repair, maintenance or removal of any such Personal Property.

Section 9.8. Reference to Bond Ineffective After Bond Paid. Upon payment in full of the Bond (or provision for payment thereof having been made in accordance with the defeasance provisions of the Bond Resolution), all references in this Lease to the Bond and the Holder shall be ineffective, and the owner of the Bond shall not thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested. For purposes of this Lease the Bond shall be deemed fully paid if it is defeased as provided in the Bond Resolution.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

Section 10.1. Events of Default Defined. The following shall be “Events of Default” under this Lease, and the terms “Event of Default” or “Default” shall mean, whenever they are used in this Lease, any one or more of the following events:

(a) a failure of the Company to pay Basic Rent in the amounts and at the times required by Section 5.3(a) of this Lease, for a period of five (5) days after the Company’s receipt of written notice from the Issuer specifying such breach or failure and requesting that it be remedied, provided that if the Company is then the Holder of the Bond such Basic Rent shall be deemed to have been paid and the corresponding Debt Service on the Bond shall be deemed to have also been paid; or

(b) the Company’s failure to observe, perform, or comply with any other covenant, condition, or agreement in this Lease or in any other Company Documents on the part of the Company to be observed or performed (other than as referred to in subsection (a) of this Section) if such covenant, condition or agreement is for the benefit of the Issuer and constitutes any of the Unassigned Rights, for a period of thirty (30) days after the Company’s receipt of written notice from the Issuer specifying such breach or failure and requesting that it be remedied, unless the Issuer shall agree in writing to an extension of such time prior to its expiration. It shall not constitute an Event of Default if corrective action is instituted by or on behalf of the Company within the thirty (30) day period and diligently pursued until the breach or default is corrected; or

(c) the Company’s failure to observe, perform, or comply with any covenant, condition, or agreement in this Lease or in the other Company Documents on the part of the Company to be observed or performed, which covenant, condition or agreement is for the benefit of the Holder other than as referred to in subsections (a) and (b) of this Section, for a period of thirty (30) days after the Company’s receipt of written notice from the Holder specifying such breach or failure and requesting that it be remedied, unless the Holder shall agree in writing to an extension of such time prior to its expiration. It shall not constitute an Event of Default if corrective action is instituted by the Company or on behalf of the Company within the applicable thirty (30) day period and diligently pursued until the breach or default is corrected; or

(d) any default under any of the Loan Documents (after expiration of all applicable notice and cure periods), if the Lender that is a party thereto notifies the Issuer, the Company and the Holder that the same should be deemed an Event of Default hereunder.

The Issuer shall notify the Company, as well as any Lender that has requested such notice and provided its address for such notice to the Issuer and the Holder in writing, of any Event of Default hereunder of which the Issuer has knowledge.

Section 10.2. Remedies on Default. Whenever any Event of Default referred to in Section 10.1 hereof shall have happened and be subsisting, the Issuer, or the Holder as assignee of the Issuer, to the extent permitted by law, may take any one or more of the following remedial steps:

(a) take whatever action at law or in equity or under the terms of this Lease may appear necessary or desirable to collect the rents and other amounts payable by the Company hereunder then due or thereafter to become due, or to enforce performance and observance of any obligation, agreement, or covenant of the Company under this Lease; or

(b) in the case of a material Event of Default only, terminate this Lease, subject to the respective provisions concerning the priority of the Company’s option to purchase the Project that are set forth in this Lease and recover, as and for liquidated and agreed final damages for the Company’s default, all amounts that have theretofore become due plus an amount equal to all unpaid installments of Basic Rent, and if any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount agreed upon, the Issuer shall be entitled to the maximum amount allowable under such statute or rule of law; no termination of this Lease pursuant to this Section shall relieve the Company from its obligations pursuant to Section 8.4 hereof.

Any amounts of Basic Rent collected pursuant to action taken under this Section shall be applied in payment of the then-Outstanding Bond, unless a specific action has been taken to collect Additional Rent in which case any amounts collected as Additional Rent shall be paid to the Person or Persons to whom such Additional Rent is due and owing hereunder.

Notwithstanding that this Lease (except for Unassigned Rights) is to be assigned to the Holder, the Issuer shall be entitled to enforce this Lease if any Event of Default relates to such Unassigned Rights or exposes the Issuer, its assets (other than the Project and other amounts or assets securing payment of Debt Service) or its members, officers, employees or agents to any liability. The Holder shall be entitled to enforce the provisions hereof that affect its interests hereunder. Notwithstanding the foregoing and notwithstanding any statutory, decisional, or other law to the contrary, (i) in no event shall the Issuer have any right to terminate this Lease or to enter upon or otherwise obtain possession of the Project by reason of the occurrence of any Event of Default by the Company hereunder without the prior written consent of the Holder, and (ii) in no event shall termination of this Lease or the exercise of any other remedy affect the Company’s options under Article XI hereof.

Section 10.3. Remedies Not Exclusive. The remedies herein expressly conferred upon the Issuer and the Holder are intended to be in addition to other remedies existing at law or in equity or by statute. Without limiting the generality of the foregoing, and notwithstanding the foregoing provisions of this Article, and notwithstanding any other term or provision of this Lease, and notwithstanding any statutory, decisional, or other law to the contrary, in no event shall the Issuer have any right to terminate this Lease, to enter upon and take possession of the Project, to the dispossession of the Company or the repossession of the Project, or otherwise to obtain possession of the Project, by reason of the occurrence of any Event of Default by the Company hereunder without the prior written consent of the Holder of the Bond, of any pledgee of the Bond and of any Lender that is the holder of a Superior Security Document. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, the Holder, any pledgee of the Bond and any Lender that is the holder of a Superior Security Document must consent to such exercise. The Holder, any pledgee of the Bond and any Lender that is the holder of a Superior Security Document shall each be deemed a third party beneficiary of all covenants and agreements herein contained, except for covenants relating solely to the Issuer’s Unassigned Rights.

Section 10.4. Company to Pay Fees and Expenses. In the event the Company should default under any of the provisions of this Lease and the Issuer or the Holder should employ attorneys, accountants, or other experts or incur other expenses for the collection of amounts due it hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained for its benefit, the Company agrees that it shall on demand therefor pay to such Person the reasonable fees and expenses of such attorneys, accountants, or other experts and such other expenses so incurred by the Issuer. Any attorneys’ fees required to be paid by the Company under this Lease shall include reasonable attorneys’ and paralegal’s fees through all proceedings, including, but not limited to, negotiations, administrative hearings, trials, and appeals, as well as reasonable court costs and reimbursable expenses of such attorneys. Further, in the event the Company requests any amendments or modifications to the Bond Documents, the Company agrees that it shall on demand therefor pay to the Issuer the reasonable fees and expenses of the Issuer’s attorneys or other experts and such other reasonable expenses so incurred by the Issuer in connection therewith. The Company and the Holder shall be entitled to enforce their respective rights under this Article and the Issuer’s rights under this Article shall be one of the Unassigned Rights. This Section shall survive the termination of this Lease.

Section 10.5. Waiver of Events of Default. The Issuer may waive any Event of Default hereunder and its consequences or rescind any declaration of acceleration of payments of the rents and other amounts due hereunder, provided that the Issuer shall not waive any Event of Default (other than Events of Default relating to the Unassigned Rights) without the prior written consent of the Holder. The Holder may waive any Event of Default hereunder other than Events of Default relating to the Unassigned Rights, which may be waived only by the Issuer. In case of any such waiver or rescission, or in case any proceeding taken by the Issuer or the Holder on account of any such Event of Default shall be discontinued or abandoned or determined adversely to the Issuer or the Holder, then and in every such case the Issuer, the Holder and the Company shall be restored to their former positions and rights hereunder, but no such waiver or rescission shall extend to or affect any subsequent or other Event of Default or impair or exhaust any right, power, or remedy consequent thereon.

ARTICLE XI

OPTIONS IN FAVOR OF COMPANY

Section 11.1. Company’s Option to Terminate Lease. The Company shall have, and is hereby granted, at any time and without notice, the option to terminate this Lease by (i) causing the Bond to be paid, cancelled, or defeased in accordance with the provisions of the Bond Resolution, (ii) paying any amounts due the Issuer or the Holder for Additional Rent, and (iii) giving the Issuer notice in writing of such termination which shall forthwith become effective. Notwithstanding the foregoing, if the Company exercises the option to terminate this Lease contained in this Section 11.1 but has not also provided the Issuer with a written notice that it elects to exercise the option to purchase the Project set forth in Section 11.2 below, the option to purchase the Project shall be deemed to have been exercised. The termination of this Lease and the purchase of the Project shall be closed within 14 (14) days from the date of such notice.

Section 11.2. Option to Purchase Project. The Company shall have, and is hereby granted, the option to purchase the Project for a purchase price which shall be the sum of Ten Dollar ($10.00), which amount shall be paid directly to the Issuer for its own account and not to the Holder, provided that: (i) the Bond has been fully paid or fully defeased as provided in the Bond Resolution (or paid or defeased as a part of the closing of such purchase or the Bond shall have been surrendered for cancellation), and (ii) any amounts due the Issuer or the Holder for Additional Rent have been paid (or are paid as a part of the closing of such purchase). To exercise such option, the Company or its assignee shall give written notice of exercise to the Issuer and if the Bond has not theretofore been fully paid or defeased, a copy of such notice shall be mailed or delivered by the Company to the Holder at the address of the Holder as reflected on the Bond Register. Notwithstanding, the foregoing, if the Company prior to the sixtieth (60th) day prior to the end of the Lease Term has not filed with the Issuer a written notice that it elects not to exercise such option, the option shall be deemed to have been exercised on the last day of the Lease Term. The purchase of the Project shall be closed within 14 (14) days from the date of such notice. Notwithstanding anything else herein contained, the Company’s option to purchase the Project shall survive the termination or expiration of this Lease and continue for a period of fifty (50) years following the date of any such termination or expiration.

If following such purchase any claim for indemnification under this Lease and other Company Documents arises, the obligation of the Company to pay the same shall become due and the Issuer and the Holder may enforce their right to payment directly against the Company.

Section 11.3. No Obligation to Exercise Options. The Company shall be under no obligation to exercise the options granted in Sections 12.1 or 12.2.

Section 11.4. Conveyance on Exercise of Option to Purchase. At the closing of any purchase pursuant to the exercise of the option to purchase granted herein, the Issuer shall, upon receipt of the purchase price, deliver to the Company a limited warranty deed and a quit claim bill of sale conveying to the Company all of its right title and interest to the property being purchased, as such property then exists.

Section 11.5. Public Purpose of Option to Purchase. The Issuer and the Company acknowledge that the option to purchase the Project granted in this Article constitutes a material inducement to the Company to locate the Project in the County and thereby create employment opportunities in the County and that in granting such options, the Issuer is considering the entire transaction as a whole, including the promotion and expansion for the public good and welfare industry and trade within the County and the increase in jobs in the County, and the fact that as a condition to the exercise of the options, all indebtedness with respect to the Project will have been paid in full.

Section 11.6. Priority Position of Option. Notwithstanding any other provision hereof or of the Bond Resolution, the option granted to the Company in Section 11.2 may be exercised whether or not an Event of Default hereunder has occurred and is continuing or whether or not an Event of Default under the Bond Resolution has occurred and is continuing.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Quiet Enjoyment. The Issuer agrees that so long as the Company shall fully and punctually pay all of the rents and other amounts provided to be paid hereunder by the Company and shall fully and punctually perform all of its other covenants and agreements hereunder, the Company shall peaceably and quietly have, hold, and enjoy the Project during the Lease Term, and the Issuer warrants and covenants that it will defend the Company in such peaceable and quiet possession of the Project.

Section 12.2. Notices. Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Lease to be made upon, given or furnished to, or filed with, the Issuer, the Company or the initial Holder as set forth below shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Lease) either (i) delivered personally to the party or, if such party is not an individual, to an officer or other legal representative of the party to whom the same is directed, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) sent via nationally recognized overnight courier for next business day delivery, as follows:

If to the Authority:	Development Authority of Jenkins County 548 Cotton Avenue Millen, Georgia 30442 Attn: Executive Director

with a copy to:	Seyfarth Shaw LLP 1075 Peachtree Street, N.E. Suite 2500 Atlanta, Georgia 30309 Attn: Daniel M. McRae, Esq.

If to the Company:	CARBO Ceramics Inc. 575 N. Dairy Ashford Suite 300 Houston, Texas 77079 Attn: Chief Financial Officer

with a copy to:	CARBO Ceramics Inc. 575 N. Dairy Ashford Suite 300 Houston, Texas 77079 Attn: General Counsel

and with a copy to:	Alston & Bird LLP 1201 West Peachtree Atlanta, Georgia 30309-3424 Attn: Glenn R. Thomson, Esq.

Any person designated in this Section 12.2 may, by notice given to each of the others, designate any additional or different addresses to which subsequent notices, certificates, or other communications shall be sent.

Section 12.3. Construction and Binding Effect. This Lease constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior agreements with respect thereto. This Lease shall inure to the benefit of the Issuer, the Company, the Holder and their respective successors and assigns, and shall be binding upon the Issuer and the Company, subject, however, to the limitations contained in Sections 9.1 and 9.2 hereof.

Section 12.4. Severability. In the event any provision of this Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 12.5. Amounts Remaining in the Funds. It is agreed by the parties hereto that any amounts remaining in the Funds upon expiration or sooner termination of the Lease Term, as provided in this Lease, after payment or defeasance of the Bond in full and all sums due and owing to the Issuer and the Holder shall have been paid, shall belong to and shall be paid to the Company as an overpayment of rent.

Section 12.6. Fees Paid by the Company. Except as Section 4.3 hereof permits the payment or reimbursement thereof, subject to the provisions of Section 12.15 hereof, the Company shall pay all fees and expenses relating to this Lease, including but not limited to, any recording fee and tax upon this Lease, and reasonable attorneys’ fees. In case the Issuer, with the written consent of the Company, pays or advances any money for recording, preparation of documents, any expenses incurred in the completion of this transaction, the payment of any insurance premiums, encumbrances, tax, assessment, or other charge or lien upon the Project, or any other amounts necessary for the payment of the Costs of the Project, the same shall be advances payable in accordance with Section 6.6 of this Lease.

Section 12.7. No Issuer Liability; Immunity of Members, Officers, and Employees of Issuer. The Company assumes full responsibility for the acquisition and installation of the Project and for any Additions or Alterations thereto, replacements thereof, and substitutions therefor, and hereby releases the Issuer for any responsibility or liability with respect to the foregoing. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Issuer contained in this Lease or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise, or agreement of the Issuer contained in the Bond Resolution against any director, member, officer, or employee, as such, in his or her individual capacity, past, present, or future, of the Issuer, or any successor Person, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Lease is solely a corporate obligation of the Issuer payable only from the funds and assets of the Issuer herein specifically provided to be subject to such obligation and that no personal liability whatsoever shall attach to, or be incurred by, any director, member, officer, or employee, as such, past, present, or future, of the Issuer, or of any successor Person, either directly or through the Issuer, or any successor Person, under or by reason of any of the obligations, covenants, promises, or agreements entered into between the Issuer and the Company whether contained in this Lease or in the Bond, in the Bond Resolution, in the Bond Documents or to be implied hereunder or thereunder as being supplemental hereto or thereto, and that all personal liability of that character against every such director, member, officer, and employee of the Issuer or any such successor Person is, by the execution of this Lease and as a condition of and as part of the consideration for the execution of this Lease, expressly waived and released by the Company. The immunity of directors, members, officers, and employees of the Issuer under the provisions contained in this Section shall survive the completion of the Project and the termination of this Lease.

Section 12.8. Amendments, Changes, and Modifications. This Lease may not be amended, modified, altered, or terminated, except as provided herein and in the Bond Resolution.

Section 12.9. Execution of Counterparts. This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 12.10. Law Governing Construction of this Lease. This Lease is prepared and entered into with the intention that the laws of the State of Georgia, exclusive of such state’s rules governing choice of law, shall govern its construction.

Section 12.11. Covenants Run with Project. The covenants, agreements, and conditions herein contained shall run with the Project hereby leased and shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

Section 12.12. Subordination to Security Document. This Lease and the rights and privileges hereunder of the Company are specifically made subject and subordinate to the rights and privileges of the Holder, as set forth in the Security Document.

Section 12.13. Net Lease. This Lease shall be deemed and construed to be a “triple net lease,” and the Company shall pay absolutely net, during the Lease Term, the rent and all other payments required hereunder, free of any deductions, without abatement, diminution, or set-off other than those herein expressly provided.

Section 12.14. Surrender of Project. Except as otherwise provided in this Lease, at the expiration or sooner termination of the Lease Term, the Company agrees to surrender possession of the Project peaceably and promptly to the Issuer in as good condition as at the commencement of the Lease Term, excepting only ordinary wear, tear, and obsolescence, and damage by fire or other casualty or a taking by eminent domain which the Company is not obligated by this Lease to repair. In the event the Company remains in possession of the Project after the expiration of the Lease Term, including any extensions thereof, without the Issuer’s written consent, the Company shall be a month to month tenant. The Company shall be obligated to pay rent for each month that it holds over without written consent at a monthly rental of $1.00. All of the Company’s obligations under this Lease shall apply during such holdover period and the Company shall also be liable for any Additional Rent as herein provided and for any and all other reasonable and actual damages Issuer suffers as a result of such holdover including, without limitation, the loss of a prospective tenant for such space and cost of evicting the Company, including reasonable and actual attorneys’ fees. There shall be no renewal of this Lease by operation of law or otherwise. Nothing in this Section shall be construed as a consent by the Issuer for any holding over by the Company after the expiration of the Lease Term.

Section 12.15. Immunity of Members and Employees of Company; Limitation of Company’s Liability. No recourse shall be had for the enforcement of any obligation, covenant, promise, or agreement of the Company contained in this Lease or for any claim based hereon or otherwise in respect hereof, against any stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent of the Company or any successor entity, in his or her individual capacity, past, present, or future, whether by virtue of any constitutional provision, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Lease is solely an obligation of the Company and that no personal liability whatsoever shall attach to, or be incurred by, any such stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent, either directly or through the Company, or any successor entity, under or by reason of any of the obligations, covenants, promises, or agreements contained in this Lease or to be implied here from, and that all personal liability of that character against every such stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent is, by the execution of this Lease and as a condition of and as part of the consideration for the execution of this Lease, expressly waived and released. The immunity of each such stockholder, director, limited partner (but not general partner), member, manager, employee, trustee for, or agent of the Company under the provisions contained in this Section shall survive the termination of this Lease.

Section 12.16. Payments Due on Other than Business Days. Whenever a date upon which a payment is to be made under this Lease falls on a date which is not a Business Day, such payment may be made on the next succeeding Business Day without interest for the intervening period.

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Section 12.17. Holder of Pledged Interest. The Issuer agrees and the Holder, by its acceptance of the Bond, shall be deemed to have agreed, that upon receipt by the Issuer of notice from the Holder that it has pledged its interest in the Bond, all elections, options, or rights of the Holder under this Lease shall be effective only if consented to in writing by the holder of the pledged interest.

Section 12.18. Estoppel Certificates. Upon ten (10) business days’ written request of the Company, the Issuer will provide a statement to any Lender which is the holder of any Superior Security Document or any Leasehold Mortgage concerning, to the best of its knowledge, (i) the outstanding amount of the Bond; (ii) whether a default exists under this Lease or the other Bond Documents, and if so specifying the nature of such default; (iii) whether this Lease or the other Bondy Documents have been amended, and if so, specifying the amendments; and (iv) any other matter concerning this Lease or the Bond Documents reasonably requested by such Lender.

Section 12.19. Attorneys’ Fees. Wherever used herein, the terms “attorneys’ fees,” “legal fees” or other similar terms shall mean reasonable attorneys’ fees in the amount actually incurred at the attorneys’ normal hourly rates.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Issuer has executed this Lease by causing its name to be hereunto subscribed by its Chairman or Vice Chairman and by causing the official seal of the Issuer to be impressed hereon and attested by its Secretary or its Assistant Secretary and the Company has executed this Lease by causing its name to be hereunto subscribed by its duly authorized officer, all being done as of the day and year first above written.

DEVELOPMENT AUTHORITY OF JENKINS COUNTY

By:
Chairman

ATTEST:

Secretary

[SEAL]

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE TO LEASE AGREEMENT]

CARBO CERAMICS INC., a Delaware corporation

By:
Ernesto Bautista III, Vice President

ATTEST:

R. Sean Elliott, Secretary

[SEAL]

[SIGNATURE PAGE TO LEASE AGREEMENT]

EXHIBIT A

DESCRIPTION OF THE LEASED LAND

Overall Parcel North of State Route 17

All that tract or parcel of land lying and being in the 1638th G.M. District of Jenkins County, Georgia and being more particularly described as follows:

Beginning at the intersection of the northeasterly right-of-way line of State Route 17 (100-foot right-of-way) with the northwesterly right-of-way line of Clayton Road (60-foot right-of-way); thence, proceed along said State Route 17 right-of-way line North 49 degrees 25 minutes 50 seconds West for a distance of 5.94 feet to a 1-inch crimped top pipe found; thence North 49 degrees 29 minutes 13 seconds West for a distance of 147.16 feet to a  1/2-inch rebar found; thence along a curve to the left having a radius of 6123.60 feet and an arc length of 760.15 feet, said arc being subtended by a chord with a bearing of North 53 degrees 18 minutes 04 seconds West and a length of 759.66 feet, to a 1-inch open top pipe; thence North 57 degrees 13 minutes 05 seconds West for a distance of 1159.17 feet to a point, said point being 2.35 feet in a southerly direction from a 1-inch square rod found; thence North 57 degrees 19 minutes 24 seconds West for a distance of 267.61 feet to a capped  1/2-inch rebar set; thence along a curve to the left having a radius of 1875.54 feet and an arc length of 620.97 feet, said arc being subtended by a chord with a bearing of North 66 degrees 48 minutes 30 seconds West and a length of 618.14 feet, to a capped  1/2-inch rebar set; thence North 76 degrees 17 minutes 36 seconds West for a distance of 454.23 feet to a capped  1/2-inch rebar set; thence along a curve to the right having a radius of 1402.73 feet and an arc length of 550.73 feet, said arc being subtended by a chord with a bearing of North 65 degrees 02 minutes 45 seconds West and a length of 547.20 feet, to a concrete monument found; thence, leaving said right-of-way, proceed North 42 degrees 41 minutes 54 seconds East for a distance of 348.99 feet to a concrete monument found; thence North 42 degrees 42 minutes 30 seconds East for a distance of 3022.88 feet to a  3/4-inch open top pipe found; thence through two 3/4-inch open top pipes found, North 35 degrees 36 minutes 26 seconds West for a distance of 1476.63 feet to an axle found; thence North 35 degrees 09 minutes 38 seconds West for a distance of 428.83 feet to a nail found; thence North 77 degrees 44 minutes 45 seconds East for a distance of 2352.23 feet to a square rod found on the southwesterly right-of-way line of Central of Georgia Rail (150’ R/W); thence South 32 degrees 45 minutes 34 seconds East for a distance of 425.01 feet to a capped  1/2-inch rebar set; thence South 24 degrees 08 minutes 53 seconds East for a distance of 325.00 feet to a railroad iron found; thence South 25 degrees 47 minutes 27 seconds East for a distance of 3281.96 feet to a capped  1/2-inch rebar set; thence, leaving Central of Georgia Railroad right-of-way (150’) proceed South 64 degrees 30 minutes 00 seconds West for a distance of 116.28 feet to a concrete monument found; thence South 42 degrees 47 minutes 56 seconds East for a distance of 392.85 feet to a concrete monument found on the southwesterly right-of-way line of said Central of Georgia Rail; thence South 25 degrees 30 minutes 12 seconds East for a distance of 965.65 feet to a capped  1/2-inch rebar set; thence South 25 degrees 30 minutes 12 seconds East for a distance of 624.26 feet to a capped  1/2-inch rebar set on the intersection of the northerly right-of-way line of Clayton Road (60-foot right-of-way), with the southwesterly right-of-way line of Central of Georgia Railroad; thence, following the northerly and northwesterly right-of-way line of Clayton

Road, proceed along a curve to the left having a radius of 2667.48 feet and an arc length of 481.81 feet, said arc being subtended by a chord with a bearing of North 87 degrees 57 minutes 12 seconds West and a length of 481.15 feet, to a capped  1/2-inch rebar set; thence South 85 degrees 26 minutes 26 seconds West for a distance of 155.24 feet to a capped  1/2-inch rebar set; thence South 80 degrees 38 minutes 07 seconds West for a distance of 680.06 feet to a capped  1/2-inch rebar set; thence South 75 degrees 53 minutes 45 seconds West for a distance of 231.71 feet to a capped  1/2-inch rebar set; thence South 68 degrees 28 minutes 19 seconds West for a distance of 346.14 feet to a capped  1/2-inch rebar set; thence South 66 degrees 42 minutes 09 seconds West for a distance of 256.98 feet to a capped  1/2-inch rebar set; thence South 55 degrees 41 minutes 41 seconds West for a distance of 135.54 feet to a capped  1/2-inch rebar set; thence South 42 degrees 48 minutes 43 seconds West for a distance of 142.54 feet to a capped  1/2-inch rebar set; thence South 38 degrees 54 minutes 38 seconds West for a distance of 368.33 feet to a capped  1/2-inch rebar set; thence South 38 degrees 40 minutes 26 seconds West for a distance of 249.50 feet to a point on the intersection of northeasterly right-of-way line of State Route 17 with the northwesterly right-of-way line of Clayton Road, and the True Point of Beginning.

Containing within said bounds 452.845 acres (19,725,919 square feet) more or less.

TOGETHER WITH:

Tract 6, Parcel B

All that tract or parcel of land lying and being in the 1638th G.M. District of Jenkins County, Georgia and being more particularly described as follows:

To find the True Point of Beginning, commence at the intersection of the northeasterly right-of-way line of State Route 17 (100’ right-of-way) and northwesterly right-of-way line of Clayton Road (60’ right-of-way); thence, proceed along said State Route 17 right-of-way North 49 degrees 25 minutes 50 seconds West for a distance of 5.94 feet to a 1” crimped top pipe found; thence, North 49 degrees 29 minutes 13 seconds West for a distance of 147.16 feet to a  1/2” rebar found; thence along a curve to the left having a radius of 6123.60 feet and an arc length of 760.15 feet, said arc being subtended by a chord with a bearing of North 53 degrees 18 minutes 04 seconds West and a length of 759.66 feet, to a 1” open top pipe found; thence leave said right-of-way line and proceed South 32 degrees 57 minutes 47 seconds West a distance of 100.00 feet to a capped  1/2” rebar set on the southwesterly right-of-way line of State Route 17 and True Point of Beginning.

From the True Point of Beginning, as thus established, following the southwesterly right-of-way line of State Route 17, proceed along a curve to the right having a radius of 6023.60 feet and an arc length of 117.95 feet, said arc being subtended by a chord with a bearing of South 56 degrees 17 minutes 36 seconds East and a length of 117.95 feet to a capped  1/2” rebar set; thence leaving said right-of-way line South 28 degrees 22 minutes 42 seconds East for a distance of 1717.75 feet to a capped  1/2” rebar set; thence South 55 degrees 17 minutes 42 seconds East for a distance of 660.00 feet to a capped  1/2” rebar set; thence South 69 degrees 52 minutes 42 seconds East for a distance of 528.00 feet to a capped  1/2” rebar set; thence South 53 degrees 17 minutes 18 seconds West for a distance of 4078.24 feet to a point on the top of the bank of the Ogeechee River; thence following the top of the river bank the following courses and distances: North 37 degrees 35 minutes 27 seconds West for a distance of 37.82 feet to a point; North 33 degrees 56 minutes 24 seconds West for a distance of 162.77 feet to a point; thence North 39 degrees 59 minutes 16 seconds West for a distance of 62.60 feet to a point; North 51 degrees 47 minutes 35 seconds West for a distance of 120.86 feet to a point; North 53 degrees 23 minutes 58 seconds West for a distance of 102.20 feet to a point; North 54 degrees 15 minutes 16 seconds West for a distance of 135.13 feet to a point; North 68 degrees 08 minutes 27 seconds West for a distance of 68.30 feet to a point; North 82 degrees 08 minutes 36 seconds West for a distance of 84.67 feet to a point; North 83 degrees 42 minutes 15 seconds West for a distance of 96.95 feet to a point; North 87 degrees 06 minutes 01 second West for a distance of 117.70 feet to a point; South 62 degrees 47 minutes 07 seconds West for a distance of 75.05 feet to a point; South 45 degrees 28 minutes 00 seconds West for a distance of 78.67 feet to a point; South 15 degrees 53 minutes 17 seconds West for a distance of 47.35 feet to a point; South 08 degrees 36 minutes 47 seconds East for a distance of 84.14 feet to a point; South 01 degree 09 minutes 04 seconds East for a distance of 81.62 feet to a point; South 08 degrees 20 minutes 06 seconds West for a distance of 73.87 feet to a point; South 63 degrees 12 minutes 19 seconds West for a distance of 117.28 feet to a point; South 86 degrees 35 minutes 30 seconds West for a distance of 77.64 feet to a point; South 79 degrees 39 minutes 17 seconds West for a distance of 74.01 feet to a point; South 84 degrees 04 minutes 31 seconds West for a distance of 89.83 feet to a point; South 74 degrees 45 minutes 28 seconds West for a distance of 173.54 feet to a point; South 79 degrees 33 minutes 07 seconds West for a distance of 134.01 feet to a point; North 27 degrees 40 minutes 59 seconds West for a distance of 35.66 feet to a point; North 18 degrees 52 minutes 20 seconds East for a distance of 107.47 feet to a point; North 24 degrees 34 minutes 22 seconds East for a distance of 81.87 feet to a point; North 03 degrees 13 minutes 05 seconds East for a distance of 88.48 feet to a point; North 14 degrees 43 minutes 42 seconds West for a distance of 163.10 feet to a point; North 32 degrees 20 minutes 35 seconds West for a distance of 77.42 feet to a point; North 37 degrees 57 minutes 17 seconds West for a distance of 119.37 feet to a point; North 48 degrees 52 minutes 23 seconds West for a distance of 66.50 feet to a point; North 37 degrees 03 minutes 24 seconds West for a distance of 74.66 feet to a point; North 69 degrees 54 minutes 30 seconds West for a distance of 79.97 feet to a point; North 51 degrees 59 minutes 35 seconds West for a distance of 67.48 feet to a point; North 56 degrees 57 minutes 33 seconds West for a distance of 96.31 feet to a point; North 64 degrees 30 minutes 36 seconds West for a distance of 90.28 feet to a point; North 55 degrees 07 minutes 17 seconds West for a distance of 68.35 feet to a point; North 49 degrees 48 minutes 49 seconds West for a distance of 96.45 feet to a point; North 11 degrees 10 minutes 06 seconds West for a distance of 77.41 feet to a point; North 12 degrees 57 minutes 54 seconds West for a distance of 101.09 feet to a point; North 07 degrees 54 minutes 28 seconds West for a distance of 73.09 feet to a point; North 23 degrees 54 minutes 27 seconds West for a distance of 82.70 feet to a point; North 24 degrees 29 minutes 05 seconds West for a distance of 86.99 feet to a point; North 12 degrees 09 minutes 56 seconds West for a distance of 98.16 feet to a point; North 24 degrees 08 minutes 33 seconds West for a distance of 60.01 feet to a point; North 09 degrees 13 minutes 27 seconds West for a distance of 62.44 feet to a point; North 23 degrees 59 minutes 00 seconds West for a distance of 63.11 feet to a point; North 22 degrees 44 minutes 15 seconds West for a distance of 76.06 feet to a point; North 25 degrees 22 minutes 39 seconds West for a distance of 84.28 feet to a point; North 29 degrees 26 minutes 17 seconds West for a distance of 128.81 feet to a point; North 40 degrees 30 minutes 35 seconds West for a distance of 81.86 feet to a point; North 44 degrees 45 minutes 50 seconds West for a distance of 54.41 feet to a point; North 52 degrees 40 minutes 21 seconds West for a distance of

123.53 feet to a point; North 33 degrees 30 minutes 17 seconds West for a distance of 70.03 feet to a point; North 31 degrees 15 minutes 05 seconds West for a distance of 158.47 feet to a point; North 40 degrees 35 minutes 42 seconds West for a distance of 107.78 feet to a point; North 38 degrees 29 minutes 41 seconds West for a distance of 61.13 feet to a point; North 50 degrees 41 minutes 54 seconds West for a distance of 93.05 feet to a point; North 36 degrees 32 minutes 24 seconds West for a distance of 79.93 feet to a point; Thence, leaving said bank, proceed North 68 degrees 27 minutes 18 seconds East for a distance of 2217.53 feet to a  3/4” open top pipe found; thence North 35 degrees 36 minutes 34 seconds East for a distance of 2320.85 feet to a point on the southwesterly right-of-way line of State Route 17, said point being 0.98 feet in a northeasterly direction from a 1” open top pipe found; thence following the southwesterly right-of-way line of State Route 17, proceed South 57 degrees 13 minutes 05 seconds East for a distance of 1142.06 feet to a capped  1/2” rebar set and The True Point of Beginning.

Containing within said bounds 372.868 acres (16,242,118 square feet) more or less.

EXHIBIT B

DESCRIPTION OF PROJECT PHASES

1.1. General Description. The Project is a facility for the manufacturing of ceramic proppants. The Project will be owned by the Authority and leased to CARBO under the Bond Lease (defined below). The Project shall consist of the following phases (each, a “Phase”, and collectively, the “Phases”):

1.1.1. Phase I. Phase I shall consist of the Land (defined below), one production line and such buildings, fixtures and/or other structures and improvements as may be necessary for the foregoing, and such utilities and other infrastructure as CARBO may need for Phase I or desire to install as part of Phase I in order to have it in place to serve subsequent Phases. The Community Investment Goal (defined below) for Phase I shall be $70 million. The Community Jobs Goal (defined below) for Phase I shall be 40 jobs.

1.1.2. Phase II. Phase II shall consist of the build-out and equipping of the second production line together with any additional renovations, additions and other buildings, structures, improvements, fixtures, and equipment, and any remaining utilities and other infrastructure as CARBO may need for Phase II or desire to install as part of Phase II in order to have it in place to serve subsequent Phases. The Community Investment Goal for Phase II shall be $60 million. The Community Jobs Goal for Phase II shall be 10 jobs. The combined Community Investment Goals for Phase I and Phase II is $130 million in the aggregate, and the combined Community Jobs Goals for Phase I and Phase II is 50 jobs.

1.1.3. Phase III. Phase III shall consist of a third production line together with any additional renovations, additions and other buildings, structures, improvements, fixtures and equipment, buildings, and/or other structures as necessary for the foregoing, and such utilities and other infrastructure as CARBO may need for Phase III or desire to install as part of Phase III in order to have it in place to serve Phase IV. The Community Investment Goal for Phase III shall be $ 65 million. The Community Jobs Goal for Phase III shall be 40 jobs. The combined Community Investment Goals for Phases I, II and III is $195 million and the combined Community Jobs Goals for Phases I, II and III is 90 jobs.

1.1.4. Phase IV. Phase IV shall consist of a fourth production line together with any additional renovations, additions and other buildings, structures, improvements, fixtures and equipment, buildings, build-out and equipping of the Phase III production line not previously built out, and any remaining utilities and other infrastructure as CARBO may need for Phase IV. The Community Investment Goal for Phase IV shall be $ 60 million. The Community Jobs Goal for Phase IV shall be 10 jobs. The combined Community Investment Goals for Phases I-IV is $255 million and the combined Community Jobs Goals for Phases I – IV is 100 jobs.

1.2. Activation Notices. The Parties’ proceeding with each Phase is dependent upon the following:

1.2.1. Phase I Activation Notice. For Phase I, CARBO shall, in its discretion, give an activation notice (“Activation Notice”) indicating its intent to proceed with such Phase, by 5:00 o’clock p.m. on the Expiration Date (as defined in Section 5.1 hereof) , or not at all. If such Activation Notice is not given, then this Agreement shall terminate as provided in Section 5.1, below.

1.2.2. Phase II Activation Notice. For Phase II, CARBO shall, in its discretion, give an Activation Notice indicating its intent to proceed with such Phase, after giving the Activation Notice for Phase I but before the third anniversary of the giving of such Phase I Activation Notice, or not at all. If such Activation Notice for Phase II is not given, then the effect of this Agreement shall be limited to Phase I.

1.2.3. Phase III Activation Notice. For Phase III, CARBO shall, in its discretion, give an Activation Notice committing it to proceed with such Phase, after giving the Activation Notice for Phase II but before the fifth anniversary of the giving of such Phase II Activation Notice, or not at all. If such Activation Notice for Phase III is not given, then the effect of this Agreement shall be limited to Phase I and Phase II, and, without limitation, the Tax Schedule shall not apply to any other investment in the Project which shall be subject to normal property taxes, unless otherwise agreed by the Authority.

1.2.4. Phase IV Activation Notice. For Phase IV, CARBO shall, in its discretion, give an Activation Notice committing it to proceed with such Phase, after giving the Activation Notice for Phase III but before the fifth anniversary of the giving of such Phase III Activation Notice, or not at all. If such Activation Notice for Phase IV is not given, then the effect of this Agreement shall be limited to Phase I, Phase II, and Phase III, and without limitation, the Tax Schedule shall not apply to any other investment in the Project which shall be subject to normal property taxes, unless otherwise agreed by the Authority.

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